                                                                     EXHIBIT 1.1

        THIS CIRCULAR IS IMPORTANT AND REQUIRES YOUR IMMEDIATE ATTENTION

IF YOU ARE IN ANY DOUBT about any of the contents of this circular, you should obtain independent professional advice.

IF YOU HAVE SOLD OR TRANSFERRED all your shares in China Eastern Airlines Corporation Limited, you should at once hand this circular to the purchaser or the transferee or to the bank, licensed securities dealer or other agent through whom the sale or transfer was effected for transmission to the purchaser or the transferee.

The Stock Exchange of Hong Kong Limited takes no responsibility for the contents of this circular, makes no representation as to its accuracy or completeness and expressly disclaims any liability whatsoever for any loss howsoever arising from or in reliance upon the whole or any part of the contents of this circular.

               [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]
               (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)

                                MAJOR TRANSACTION

                                                                 12th July, 2005

                                    CONTENTS

                                                                                              Pages
DEFINITIONS.............................................................................          1

LETTER FROM THE BOARD OF DIRECTORS .....................................................          3

      1.    Introduction................................................................          3

      2.    Parties.....................................................................          4

      3.    The aircraft agreements ....................................................          4

      4.    Implications under the Listing Rules........................................          5

      5.    Additional information......................................................          6

APPENDICES

Appendix I     Financial information of the Group.......................................        I-1

Appendix II    Certain additional information required under the Listing Rules..........       II-1

Appendix III   General information  ....................................................      III-1

                                   DEFINITIONS

      In this circular, unless the context otherwise requires, the following expressions have the following meanings:

"737 AIRCRAFT"             means the six Boeing 737-700 aircraft (with engines)
                           to be delivered to the Company under the 737 Aircraft
                           Agreement;

"737 AIRCRAFT AGREEMENT"   means an agreement of 23rd December, 2004 between the
                           Company and Boeing Company;

"747 AIRCRAFT"             means the two Boeing 747-400 aircraft (with engines)
                           to be delivered to China Cargo under the 747 Aircraft
                           Agreement;

"747 AIRCRAFT              means an agreement of 28th May, 2005 between China
   AGREEMENT"               Cargo and Boeing Company;

"BOEING COMPANY"           means Boeing Company, a company incorporated in the
                           State of Delaware of the United States of America;

"CEA HOLDING"              means [CHINESE CHARACTERS] (China Eastern Air Holding
                           Company), a wholly PRC state-owned enterprise and the controlling shareholder of the Company holding approximately 61.64% of its issued share capital;

"CHINA CARGO"              means [CHINESE CHARACTERS] (China Cargo Airlines Co.,
                           Ltd.), a subsidiary of the Company whose registered capital is held as to 70% by the Company and 30% by [CHINESE CHARACTERS] (China Ocean Shipping (Group)
                           Company), which is otherwise a third party independent of the Company;

"COMPANY"                  means [CHINESE CHARACTERS] (China Eastern Airlines
                           Corporation Limited), a joint stock limited company incorporated in the People's Republic of China with limited liability, whose H shares, A shares and American depositary shares are listed on the Stock
                           Exchange, the Shanghai Stock Exchange and the New
                           York Stock Exchange, Inc., respectively;

"DIRECTORS"                means the directors of the Company;

                                   DEFINITIONS

"GROUP"                    means the Company and its subsidiaries;

"HK$"                      means Hong Kong dollar, the lawful currency of Hong
                           Kong;

"HONG KONG"                means the Hong Kong Special Administrative Region of
                           the People's Republic of China;

"LATEST PRACTICABLE        means 8th July, 2005, being the latest practicable
 DATE"                     date for ascertaining certain information included
                           herein before the printing of this circular;

"LISTING RULES"            means the Rules Governing the Listing of Securities
                           on The Stock Exchange of Hong Kong Limited;

"RMB" means Renminbi yuan, the lawful currency of the People's Republic of China;

"SFO" means the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong);

"STOCK EXCHANGE"           means The Stock Exchange of Hong Kong Limited; and

"US$" means United States dollar, the lawful currency of the United States of America.

                       LETTER FROM THE BOARD OF DIRECTORS

               [CHINA EASTERN AIRLINES CORPORATION LIMITED LOGO]
               (A joint stock limited company incorporated in the People's Republic of China with limited liability)
                                (Stock code: 670)

DIRECTORS:                                        LEGAL ADDRESS:
Li Fenghua (Chairman, Executive Director)         66 Airport Street
Luo Chaogeng (President, Executive Director)      Pudong International Airport
Cao Jianxiong (Non-executive Director)            Shanghai
Wan Mingwu (Vice President, Executive Director)   The People's Republic of China
Zhong Xiong (Non-executive Director)
Luo Zhuping (Executive Director)                  HEAD OFFICE:
                                                  2550 Hongqiao Road
Independent non-executive Directors:              Shanghai
Hu Honggao                                        The People's Republic of China
Peter Lok
Wu Baiwang                                        PRINCIPAL PLACE OF BUSINESS
Zhou Ruijin                                          IN HONG KONG:
Xie Rong                                          5th Floor, McDonald's Building
                                                  48 Yee Wo Street
                                                  Hong Kong

                                                  HONG KONG SHARE REGISTRAR
                                                     AND TRANSFER OFFICE:
                                                  Hong Kong Registrars Limited
                                                  Rooms 1712-1716, 17th Floor
                                                  Hopewell Centre
                                                  183 Queen's Road East
                                                  Hong Kong

                                                  12th July, 2005

To the shareholders of the Company

Dear Sir or Madam,

                                MAJOR TRANSACTION

1. INTRODUCTION

      As disclosed in the announcement dated 6th June, 2005 issued by the Company, China Cargo (a subsidiary of the Company) agreed with Boeing Company on 28th May, 2005 to purchase two

                       LETTER FROM THE BOARD OF DIRECTORS

Boeing 747-400 aircraft (with engines) from Boeing Company.

      The 747 Aircraft Agreement itself constitutes a major transaction of the Company under the Listing Rules as applied by the Stock Exchange. Further, the Stock Exchange takes the view that pursuant to Rule 14.22 of the Listing Rules, such agreement would be aggregated with the 737 Aircraft Agreement and treated as if they were one transaction for the purpose of Chapter 14 of the Listing Rules. Nonetheless, the 747 Aircraft Agreement, even if aggregated with the 737 Aircraft Agreement, is still classified as a major transaction of the Company under Chapter 14 of the Listing Rules. The purpose of this circular is to provide shareholders of the Company with further information in relation to such transaction as required under the Listing Rules.

2. PARTIES

      The Company is principally engaged in the business of civil aviation.

      China Cargo is principally engaged in the business of air cargo and mail transportation.

      Boeing Company, to the Directors' knowledge, is a company incorporated in the State of Delaware of the United States of America and is a principally engaged in the business of aircraft manufacturing. To the best of the Directors' knowledge, information and belief having made all reasonable enquiry, Boeing Company and its ultimate beneficial owner(s) are third parties independent of the Company and connected persons (as defined in the Listing Rules) of the Company, and are not connected persons of the Company.

3. THE AIRCRAFT AGREEMENTS

737 AIRCRAFT AGREEMENT

      Details of the 737 Aircraft Agreement and the transactions thereunder are set out in the Company's announcement and circular dated 23rd December, 2004 and 13th January, 2005, respectively.

747 AIRCRAFT AGREEMENT

      China Cargo agreed with Boeing Company on 28th May, 2005 to purchase the 747 Aircraft from Boeing Company.

747 AIRCRAFT

                       LETTER FROM THE BOARD OF DIRECTORS

      Based on the information provided by Boeing Company, the total asset value of the 747 Aircraft, as determined by reference to the relevant catalogue price of Boeing Company as at July 2004, amounts in aggregate to approximately US$427.6 million (approximately HK$3,326.7 million). No independent valuation on the 747 Aircraft has been conducted.

CONSIDERATION AND PAYMENT TERMS

      The aggregate consideration for the 747 Aircraft, which was determined as a matter of commercial decision after arm's length negotiations, is less than the total asset value of the 747 Aircraft as stated above.

      The consideration is payable by cash in United States dollars in instalments, and is, as currently contemplated, being funded principally by way of bank loans from banking institutions.

DELIVERY

      The 747 Aircraft are expected to be delivered in or around July 2006 and August 2007, respectively.

CONDITION PRECEDENT

      The transaction under the 747 Aircraft Agreement is conditional upon the relevant approval(s) to be obtained from [CHINESE CHARACTERS] (National Development and Reform Commission of the People's Republic of China).

REASONS FOR AND BENEFITS EXPECTED TO ACCRUE TO THE GROUP

      The brand-new 747 Aircraft will be introduced to China Cargo's fleet, to further expand the operating capacity of China Cargo, thereby enhancing the number of air routes it operates. The Directors believe that this will also increase the Group's market share and strengthen its position in the aviation industry.

FINANCIAL IMPACT

      As mentioned above, the consideration is being funded principally by way of bank loans from banking institutions. The 747 Aircraft Agreement may therefore result in an increase in the Group's debt-to-equity ratio, but is not expected to impact on the its cash-flow position or its business operations. It is anticipated that the transaction would result in an increase in the Group's fixed assets, with liabilities to be settled by required bank loans. Save as described above, the transaction

                       LETTER FROM THE BOARD OF DIRECTORS

is not expected to result in any material impact on the earnings and assets and liabilities of the Group.

4. IMPLICATIONS UNDER THE LISTING RULES

      As the relevant "percentage ratio" for the 747 Aircraft Agreement calculated under Rule 14.07 of the Listing Rules is above 25%, but less than 100%, the agreement itself constitutes a major transaction of the Company under the Listing Rules as applied by the Stock Exchange, and is subject to shareholders' approval. CEA Holding, which holds approximately 61.64% of the issued share capital of the Company, does not have any interest in China Cargo and the transaction (other than its indirect interest through the Company). No shareholder (including CEA Holding) is required to abstain from voting at any shareholders' general meeting, if convened, to approve such transaction, and written approval has been obtained from CEA Holding, approving the transactions under the 747 Aircraft Agreement. Therefore, pursuant to Rule 14.44 of the Listing Rules, no general meeting is required to be convened.

      Further, the Stock Exchange takes the view that pursuant to Rule 14.22 of the Listing Rules, the 747 Aircraft Agreement would be aggregated with the 737 Aircraft Agreement and treated as if they were one transaction for the purpose of Chapter 14 of the Listing Rules. Nonetheless, the 747 Aircraft Agreement, even if aggregated with the 737 Aircraft Agreement is still classified as a major transaction of the Company under Chapter 14 of the Listing Rules and, as mentioned above, the relevant regulatory requirements under the Listing Rules have accordingly been complied with.

5. ADDITIONAL INFORMATION

      Your attention is also drawn to the additional information set out in the appendices to this circular.

                                                Yours faithfully,
                                  For and on behalf of the board of Directors of
                                    CHINA EASTERN AIRLINES CORPORATION LIMITED
                                                   LI FENGHUA
                                                    Chairman

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The following is a summary of the audited financial information of the Group for the three financial years ended 31 December 2004 and the audited financial statements of the Group for the financial year ended 31 December 2004. The financial information is extracted from the Company's annual reports. Certain comparative figures have been reclassified to conform with the presentation in the Company's 2004 financial statements.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

THREE YEARS FINANCIAL SUMMARY

CONSOLIDATED INCOME STATEMENTS

                                                                   2002            2003            2004
                                                                 RMB'000         RMB'000         RMB'000
Traffic revenues
  Passenger                                                      10,037,830      10,261,027      15,357,614
  Cargo and mail                                                  2,444,667       3,186,984       4,428,360
Other operating revenues                                            596,492         829,147       1,252,802
                                                                -----------     -----------     -----------
Turnover                                                         13,078,989      14,277,158      21,038,776
Other operating income, net                                         281,183          60,890         154,422
Operating expenses
  Wages, salaries and benefits                                   (1,035,853)     (1,449,054)     (1,865,879)
  Take-off and landing charges                                   (1,987,835)     (2,254,456)     (3,019,742)
  Aircraft fuel                                                  (2,563,701)     (3,044,956)     (5,429,658)
  Food and beverages                                               (605,894)       (541,669)       (758,046)
  Aircraft depreciation and operating leases                     (2,455,403)     (2,851,047)     (3,672,133)
  Other depreciation, amortisation and
    operating leases                                               (400,291)       (495,079)       (495,916)
  Aircraft maintenance                                           (1,077,764)     (1,329,304)     (1,396,283)
  Commissions                                                      (379,674)       (465,147)       (772,219)
  Office and administration                                      (1,044,113)     (1,057,500)     (1,337,850)
  Revaluation deficit of fixed assets                              (171,753)              -               -
  Others                                                           (574,424)       (628,373)       (966,295)
                                                                -----------     -----------     -----------
Total operating expenses                                        (12,296,705)    (14,116,585)    (19,714,021)
                                                                -----------     -----------     -----------

Operating profit                                                  1,063,467         221,463       1,479,177
Non-operating income                                                      -               -         133,029
Finance costs, net                                                 (768,907)       (782,783)       (762,687)
Share of results before tax of associates                           (31,666)        (28,511)         (4,112)
                                                                -----------     -----------     -----------

Profit/(loss) before taxation                                       262,894        (589,831)        845,407
Income tax expenses                                                 (54,438)       (247,554)       (181,224)
                                                                -----------     -----------     -----------

Profit/(loss) after taxation                                        208,456        (837,385)        664,183
Minority interests                                                 (122,087)       (112,431)       (150,108)
                                                                -----------     -----------     -----------

Profit/(loss) attributable to shareholders                           86,369        (949,816)        514,075
                                                                ===========     ===========     ===========

Earnings/(loss) per share
- basic and diluted                                                 RMB0.02        (RMB0.20)        RMB0.11
                                                                ===========     ===========     ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED BALANCE SHEETS

                                                                    2002           2003             2004
                                                                  RMB'000         RMB'000         RMB'000
NON-CURRENT ASSETS
  Fixed assets                                                   20,465,950      26,838,903      30,220,319
  Construction in progress                                          413,812         219,788         188,654
  Lease prepayments                                                 867,368         847,319         828,808
  Investments in associates                                         331,570         626,084         656,190
  Goodwill and negative goodwill                                     40,707          38,505          36,303
  Advances on aircraft and flight equipment                       3,227,720       2,239,893       2,678,603
  Other long-term receivables and investments                     2,223,768       1,962,362       2,202,606
  Deferred tax assets                                               569,997         399,771         395,465
  Derivative assets                                                   9,891           2,814          11,571
                                                                -----------     -----------     -----------
                                                                 28,150,783      33,175,439      37,218,519
CURRENT ASSETS
  Flight equipment spare parts less
    allowance for obsolescence                                      556,376         552,172         523,186
  Trade receivables less allowance for
    doubtful accounts                                               965,226       1,325,677       1,462,672
  Prepayments, deposits and other receivables                       854,673       1,371,043       1,108,964
  Short-term investments                                            290,000               -               -
  Cash and cash equivalents                                       1,944,525       1,582,780       2,114,447
                                                                -----------     -----------     -----------
                                                                  4,610,800       4,831,672       5,209,269
CURRENT LIABILITIES
  Trade payables                                                     64,523         109,242          64,718
  Notes payables                                                    411,250         756,490         838,337
  Sales in advance of carriage                                      700,714         926,453         719,957
  Other payables and accrued expenses                             2,791,033       4,299,989       5,353,649
  Current portion of obligations under
    finance leases                                                2,247,059       1,692,084       1,189,648
  Current portion of long-term bank loans                         1,261,902       2,250,734       3,193,432
  Tax payable                                                        44,560         106,113         162,606
  Short-term bank loans                                           4,526,509       4,631,918       6,188,919
                                                                -----------     -----------     -----------
                                                                 12,047,550      14,773,023      17,711,266
                                                                -----------     -----------     -----------

NET CURRENT LIABILITIES                                          (7,436,750)     (9,941,351)    (12,501,997)
                                                                -----------     -----------     -----------

TOTAL ASSETS LESS CURRENT LIABILITIES                            20,714,033      23,234,088      24,716,522
                                                                ===========     ===========     ===========

SHARE CAPITAL                                                     4,866,950       4,866,950       4,866,950
RESERVES                                                          2,512,153       1,515,201       2,015,294
                                                                -----------     -----------     -----------
TOTAL CAPITAL AND RESERVES                                        7,379,103       6,382,151       6,882,244
MINORITY INTERESTS                                                  404,517         522,713         831,208
NON-CURRENT LIABILITIES
  Obligations under finance leases                                5,936,907       5,408,802       7,472,638

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Long-term bank loans                                            5,232,729       8,972,189       7,542,828
Deferred tax liabilities                                          802,822         740,112         752,917
Accrued aircraft overhaul expenses                                243,684         191,384         175,960
Long-term portion of other payable                                142,250         121,860         100,204
Post-retirement benefit obligations                               528,924         545,771         562,632
Long-term portion of staff housing allowances                           -         254,669         276,248
Derivative liabilities                                             43,097          94,437         119,643
                                                               ----------      ----------      ----------
                                                               12,930,413      16,329,224      17,003,070
                                                               ----------      ----------      ----------
                                                               20,714,033      23,234,088      24,716,522
                                                               ==========      ==========      ==========

AUDITED CONSOLIDATED FINANCIAL STATEMENTS OF THE GROUP FOR THE YEAR ENDED 31 DECEMBER 2004

CONSOLIDATED INCOME STATEMENT

(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

                                                                                    2004           2003
                                                                   NOTE           RMB'000         RMB'000
Traffic revenues
  Passenger                                                                      15,357,614      10,261,027
  Cargo and mail                                                                  4,428,360       3,186,984
Other operating revenues                                                          1,252,802         829,147
                                                                                -----------     -----------
Turnover                                                            3            21,038,776      14,277,158
Other operating income, net                                         4               154,422          60,890
Operating expenses
  Wages, salaries and benefits                                      5            (1,865,879)     (1,449,054)
  Take-off and landing charges                                                   (3,019,742)     (2,254,456)
  Aircraft fuel                                                                  (5,429,658)     (3,044,956)
  Food and beverages                                                               (758,046)       (541,669)
  Aircraft depreciation and operating leases                                     (3,672,133)     (2,851,047)
  Other depreciation, amortisation and
    operating leases                                                               (495,916)       (495,079)
  Aircraft maintenance                                                           (1,396,283)     (1,329,304)
  Commissions                                                                      (772,219)       (465,147)
  Office and administration                                                      (1,337,850)     (1,057,500)
  Others                                                                           (966,295)       (628,373)
                                                                                -----------     -----------
Total operating expenses                                                        (19,714,021)    (14,116,585)
                                                                                -----------     -----------

Operating profit                                                                  1,479,177         221,463
Non-operating income                                               38(c)(ii)        133,029               -
Finance costs, net                                                  6              (762,687)       (782,783)
Share of results before tax of associates                          16                (4,112)        (28,511)

Profit/(loss) before taxation                                       7               845,407        (589,831)
Income tax expenses                                                 9(a)           (181,224)       (247,554)
                                                                                -----------     -----------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Profit/(loss) after taxation                                                664,183      (837,385)
Minority interests                                                 32      (150,108)     (112,431)
                                                                           --------      --------
Profit/(loss) attributable to shareholders                                  514,075      (949,816)
                                                                           ========      ========
Earnings/(loss) per share
  - basic and diluted                                              10       RMB0.11      (RMB0.20)
                                                                           ========      ========

CONSOLIDATED BALANCE SHEET

(Prepared in accordance with International Financial Reporting Standards) As at 31 December 2004

                                                                              2004          2003
                                                                  NOTE       RMB'000       RMB'000
NON-CURRENT ASSETS
  Fixed assets                                                     12      30,220,319     26,838,903
  Construction in progress                                         13         188,654        219,788
  Lease prepayments                                                14         828,808        847,319
  Investments in associates                                        16         656,190        626,084
  Goodwill and negative goodwill                                   17          36,303         38,505
  Advances on aircraft and flight equipment                        18       2,678,603      2,239,893
  Other long-term receivables and investments                      19       2,202,606      1,962,362
  Deferred tax assets                                              30         395,465        399,771
  Derivative assets                                                40          11,571          2,814
                                                                           ----------     ----------
                                                                           37,218,519     33,175,439

CURRENT ASSETS
  Flight equipment spare parts less allowance
    for obsolescence (2004: RMB471,750,000;
    2003: RMB400,534,000)                                                     523,186        552,172
  Trade receivables less allowance for doubtful
    accounts (2004: RMB94,147,000;
    2003: RMB83,663,000)                                           20       1,462,672      1,325,677
Prepayments, deposits and other receivables                        21       1,108,964      1,371,043
Cash and cash equivalents                                                   2,114,447      1,582,780
                                                                           ----------     ----------
                                                                            5,209,269      4,831,672

CURRENT LIABILITIES
  Trade payables                                                   22          64,718        109,242
  Notes payables                                                   22         838,337        756,490
  Sales in advance of carriage                                                719,957        926,453
  Other payables and accrued expenses                              23       5,353,649      4,299,989
  Current portion of obligations under finance leases              25       1,189,648      1,692,084
  Current portion of long-term bank loans                          26       3,193,432      2,250,734
  Tax payable                                                                 162,606        106,113
  Short-term bank loans                                            27       6,188,919      4,631,918
                                                                           ----------     ----------
                                                                           17,711,266     14,773,023
                                                                           ----------     ----------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

NET CURRENT LIABILITIES                                                    (12,501,997)    (9,941,351)
                                                                           -----------     ----------
TOTAL ASSETS LESS CURRENT LIABILITIES                                       24,716,522     23,234,088
                                                                           ===========     ==========

                                                                              2004           2003
                                                                 NOTE       RMB'000        RMB'000
SHARE CAPITAL                                                     28        4,866,950      4,866,950
RESERVES                                                          29        2,015,294      1,515,201
                                                                           ----------     ----------
TOTAL CAPITAL AND RESERVES                                                  6,882,244      6,382,151
MINORITY INTERESTS                                                32          831,208        522,713

NON-CURRENT LIABILITIES
  Obligations under finance leases                                25        7,472,638      5,408,802
  Long-term bank loans                                            26        7,542,828      8,972,189
  Deferred tax liabilities                                        30          752,917        740,112
  Accrued aircraft overhaul expenses                              24          175,960        191,384
  Long-term portion of other payable                              31          100,204        121,860
  Post-retirement benefit obligations                             33(b)       562,632        545,771
  Long-term portion of staff housing allowances                   34(b)       276,248        254,669
  Derivative liabilities                                          40          119,643         94,437
                                                                           ----------     ----------
                                                                           17,003,070     16,329,224
                                                                           ----------     ----------

                                                                           24,716,522     23,234,088
                                                                           ==========     ==========

      These financial statements have been approved for issue by the Board of Directors on 12 April 2005.

            LI FENGHUA                                   WAN MINGWU
             Director                                     Director

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

CONSOLIDATED CASH FLOW STATEMENT
(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

                                                                                    2004            2003
                                                                                  RMB'000         RMB'000
CASH FLOWS FROM OPERATING ACTIVITIES:
  Profit/(loss) after taxation before minority interests                            664,183       (837,385)
ADJUSTMENTS TO RECONCILE PROFIT/(LOSS) ATTRIBUTABLE TO
  SHAREHOLDERS TO NET CASH FROM OPERATING ACTIVITIES:

  Depreciation of fixed assets                                                    2,282,195       1,974,462
  Losses on disposal of aircraft and flight equipment                                40,564          28,767
  (Gains)/losses on disposals of other fixed assets                                 (13,001)          4,811
  Fair value gains on short-term investments                                         (5,235)        (21,920)
  Amortisation of lease prepayments                                                  18,414          20,049
  Provision for post-retirement benefits                                             24,611          20,844
  Amortisation of goodwill and negative goodwill                                      2,202           2,202
  Interest income (including amortisation of bond discount)                        (129,020)       (147,846)
  Interest expenses                                                                 870,988         860,304
  Provision for income tax                                                          160,502         124,530
  Share of results after tax of associates                                            5,256          32,738
  Foreign exchange (gains)/losses                                                   (40,168)         77,850
MOVEMENTS IN:
  Flight equipment spare parts                                                       28,986           4,204
  Trade receivables                                                                (136,995)       (360,451)
  Prepayments and other receivables                                                (361,345)        197,006
  Trade payables                                                                    (44,524)         44,719
  Sales in advance of carriage                                                     (206,496)        225,739
  Other payables and accrued expenses                                             1,069,237       1,759,628
  Interest accrued on a long-term payable                                             8,344           9,610
  Deferred taxation                                                                  19,578         118,797
  Long-term portion of accrued aircraft overhaul expenses                           (15,424)        (52,300)
                                                                                 ----------      ----------
                                                                                  3,578,669       4,923,743
                                                                                 ----------      ----------

CASH GENERATED FROM OPERATIONS                                                    4,242,852       4,086,358
  Interest paid                                                                    (872,738)       (860,304)
  Income tax paid                                                                  (104,009)        (62,977)
                                                                                 ----------      ----------

NET CASH INFLOW FROM OPERATING ACTIVITIES                                         3,266,105       3,163,077
                                                                                 ==========      ==========

                                                                                    2004            2003
                                                                                   RMB'000         RMB'000
CASH FLOWS FROM INVESTING ACTIVITIES:
  Additions of aircraft and flight equipment                                     (1,206,508)     (5,560,406)
  Instalment payment for acquisition of an airlines business                        (30,000)        (30,000)
  Proceeds on disposals of aircraft, flight equipment,

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      other fixed assets and equipment                                                667,824          91,940
  Purchase of buildings, other fixed assets and equipment                          (319,337)       (216,211)
  Additions of construction in progress                                            (178,065)       (249,737)
  Investments in associates                                                         (12,673)       (327,252)
  Advances on aircraft and flight equipment                                      (2,076,990)     (1,295,656)
  Repayments of advances on aircraft and flight equipment                            80,000               -
  Proceeds from maturity of US Treasury zero coupon bonds                           585,736               -
  Increase in long-term bank deposits                                               (51,108)        (64,255)
  Purchase of short-term investments                                               (270,350)              -
  Proceeds from disposals of short-term investments                                 275,585         311,920
  Interest received                                                                  71,900         104,243
  Net decrease/(increase) in short-term deposits with original
    maturities over three months                                                     31,424         (69,246)
                                                                                 ----------      ----------
NET CASH OUTFLOW FROM INVESTING ACTIVITIES                                       (2,432,562)     (7,304,660)

CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from short-term bank loans                                             8,988,970      10,920,917
  Repayments of short-term bank loans                                            (7,431,931)    (10,815,508)
  Proceeds from long-term bank loans                                              2,155,310       5,606,107
  Repayments of long-term bank loans                                             (2,647,930)       (898,022)
  Principal repayments of finance lease obligations                              (1,617,001)     (1,400,749)
  Proceeds from notes payables                                                    1,347,786       1,254,030
  Repayments of notes payables                                                   (1,265,939)       (908,790)
  Capital injection from minority shareholders                                      218,387           5,765
  Dividends paid to minority shareholders                                           (60,000)              -
                                                                                 ----------      ----------
NET CASH (OUTFLOW)/INFLOW FROM FINANCING ACTIVITIES                                (312,348)      3,763,750
                                                                                 ----------      ----------

NET INCREASE/(DECREASE) IN CASH AND CASH EQUIVALENTS                                521,195        (377,833)
CASH AND CASH EQUIVALENTS AT 1 JANUARY                                            1,582,780       1,944,525
EXCHANGE ADJUSTMENT                                                                  10,472          16,088
                                                                                 ----------      ----------

CASH AND CASH EQUIVALENTS AT 31 DECEMBER                                          2,114,447       1,582,780
                                                                                 ==========      ==========

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

                                                      SHARE        OTHER      RETAINED
                                                     CAPITAL     RESERVES      PROFITS
                                                    (NOTE 28)    (NOTE 29)    (NOTE 29)      TOTAL
                                                     RMB'000      RMB'000      RMB'000      RMB'000
BALANCE AT 1 JANUARY 2003                           4,866,950    1,004,655    1,507,498    7,379,103
Net gains/(losses) not recognised in
  the income statement
Unrealised losses on cashflow hedges                        -      (62,810)           -      (62,810)
Realised losses on cashflow hedges                          -       13,156            -       13,156
Release of reserves upon disposals
  of aircraft                                               -      (14,269)      16,787        2,518
                                                    ---------    ---------    ---------    ---------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                            -     (63,923)    16,787     (47,136)
Loss attributable to shareholders                           -           -   (949,816)   (949,816)
Transfer from retained profits to other
  reserves                                                  -      72,510    (72,510)          -
                                                    ---------   ---------   --------   ---------
BALANCE AT 31 DECEMBER 2003 AND
  1 JANUARY 2004                                    4,866,950   1,013,242    501,959   6,382,151
Net losses not recognised in the
  income statement
Unrealised losses on cashflow hedges                        -      (5,143)         -      (5,143)
Realised gains on cashflow hedges                           -      (8,839)         -      (8,839)
                                                    ---------   ---------   --------   ---------
                                                            -     (13,982)         -     (13,982)
Profit attributable to shareholders                         -           -    514,075     514,075
Transfer from retained profits to
  other reserves                                            -      67,136    (67,136)          -
                                                    ---------   ---------   --------   ---------

BALANCE AT 31 DECEMBER 2004                         4,866,950   1,066,396    948,898   6,882,244
                                                    =========   =========   ========   =========

NOTES TO THE FINANCIAL STATEMENTS

(Prepared in accordance with International Financial Reporting Standards) Year ended 31 December 2004

1. CORPORATE INFORMATION

      China Eastern Airlines Corporation Limited (the "Company") was incorporated in the People's Republic of China ("PRC") as a joint stock company limited by shares on 14 April 1995. The Company is majority owned by China Eastern Air Holding Company ("CEA Holding"), a state-owned enterprise. The Company and its subsidiaries (the "Group") are principally engaged in the operation of civil aviation, air cargo, postal delivery and other extended transportation services.

2. PRINCIPAL ACCOUNTING POLICIES

(a) Basis of preparation

      The consolidated financial statements have been prepared in accordance with International Financial Reporting Standards ("IFRS") and the disclosure requirements of the Hong Kong Companies Ordinance. This basis of accounting differs in certain material respects from that used in the preparation of the Group's statutory accounts in the PRC. The statutory accounts of the Group have been prepared in accordance with the accounting principles and the relevant regulations applicable to PRC joint stock limited companies ("PRC Accounting Regulations"). In preparing these financial statements, appropriate restatements have been made to the Group's statutory accounts to conform with IFRS.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     The consolidated financial statements have been prepared under historical cost convention as modified by the revaluation of fixed assets, short-term investments and derivative financial instruments.

     The preparation of financial statements in conformity with generally accepted accounting principles requires the use of estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Although these estimates are based on management's best knowledge of current event and actions, actual results ultimately may differ from those estimates.

(b)  Group accounting

     The consolidated financial statements include the financial statements of the Company and its subsidiaries made up to 31 December.

     (i)  Subsidiaries

          Subsidiaries, which are those entities in which the Group has an interest of more than one half of the voting rights or otherwise has power to govern the financial and operating policies, are consolidated.

          Subsidiaries are consolidated from the date on which control is transferred to the Group and are no longer consolidated from the date that control ceases. The purchase method of accounting is used to account for the acquisition of subsidiaries. The cost of an acquisition is measured as the fair value of the assets given up, shares issued or liabilities undertaken at the date of acquisition plus costs directly attributable to the acquisition. The excess of the cost of acquisition over the fair value of the net assets of the subsidiary acquired is recorded as goodwill. See note 2(m) for the accounting policy on goodwill. Intercompany transactions, balances and unrealised gains on transactions between group companies are eliminated. Where necessary, accounting policies of subsidiaries have been changed to ensure consistency with the policies adopted by the Group.

          Minority interests represent the interests of outside members in the operating results and net assets of subsidiaries.

          In the Company's balance sheet, the investments in subsidiaries are stated at cost less provision for impairment losses.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (ii) Associates

          Investments in associates are accounted for by the equity method of accounting. Under this method the Company's share of the post-acquisition profits or losses of associates is recognised in the income statement and its share of post-acquisition movements in reserves is recognised in reserves. The cumulative post-acquisition movements are adjusted against the cost of the investment. Associates are entities over which the Group generally has between 20% and 50% of the voting rights, or over which the Group has significant influence, but which it does not control.

          Unrealised gains on transactions between the Group and its associates are eliminated to the extent of the Group's interest in the associates; unrealised losses are also eliminated unless the transaction provides evidence of an impairment of the asset transferred. The Group's investment in associates includes goodwill (net of accumulated amortisation) on acquisition. When the Group's share of losses in an associate equals or exceeds its interest in the associate, the Group does not recognise further losses, unless the Group has incurred obligations or made payments on behalf of the associates.

          In the Company's balance sheet, the investments in associates are stated at cost less provision for impairment losses. The results of associates are accounted for by the Company on the basis of dividends received and receivable.

(c)  Foreign currency translation

     The Group maintains its books and records in Renminbi ("RMB") which is the measurement currency of the Group. Transactions in foreign currencies are translated at the applicable rates of exchange prevailing at the dates of the transactions, quoted by the People's Bank of China. Monetary assets and liabilities denominated in foreign currencies are translated into RMB at the rates prevailing at the balance sheet date as quoted by the People's Bank of China. Exchange differences are included in the income statement, except when deferred in equity as qualifying cashflow hedges.

(d)  Revenue recognition and sales in advance of carriage

     Passenger, cargo and mail revenues are recognised as traffic revenues when the transportation services are provided. The value of sold but unused tickets is included in the current liabilities as sales in advance of carriage.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Revenues from other operating businesses, including income derived from the provision of ground services and commission income are recognised when services are rendered. Commission income includes amounts earned from other carriers in respect of sales made by the Group's agents. The related commission payable to agents are included as commission expenses in the income statement in the period that revenue is recognised. Rental income from leasing office premises and cargo warehouses is recognised on a straight-line basis over the lease term.

     Revenues are presented net of business tax.

     Interest income is recognised on a time-proportionate basis.

     Rental income from subleases is recognised on a straight-line basis over the terms of the respective leases.

(e)  Segmental reporting

     In accordance with the Group's internal financial reporting, the Group has determined that business segments be presented as the primary reporting format and geographical as the secondary reporting format.

     In respect of the geographical segment, the analysis of turnover and operating profit by geographical segment is based on the following criteria:-

     (i) Traffic revenue from domestic services within the PRC (excluding Hong Kong Special Administrative Region ("Hong Kong")) is attributed to the domestic operation. Traffic revenue from inbound and outbound services between the PRC and Hong Kong or overseas markets is attributed to the geographical area in which the relevant overseas origin or destination lies.

     (ii) Other operating revenues from ticket handling services, airport ground services and other miscellaneous services are attributed on the basis of where the services are performed.

(f)  Retirement benefits

     The Group participates in defined contribution retirement schemes regarding pension and medical benefit for employees organised by the municipal governments of respective provinces. The contributions to the schemes are charged to the income statement as and when incurred.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     In addition, the Group provides retirees with post-retirement benefits including retirement subsidies, transportation subsidies, social function activity subsidies as well as other welfare. The liability recognised in the balance sheet in respect of defined benefit pension plans is the present value of the defined benefit obligation at the balance sheet date less the fair value of plan assets, together with adjustments for unrecognised actuarial gains or losses and past service costs. The defined benefit obligation is calculated annually by independent actuaries using the projected unit credit method. The present value of the defined benefit obligation is determined by discounting the estimated future cash outflows using interest rates of high-quality corporate bonds that are denominated in the currency in which the benefits will be paid, and that have terms to maturity approximating to the terms of the related pension liability.

     Actuarial gains and losses arising from experience adjustments and changes in actuarial assumptions in excess of the greater of 10% of the value of plan assets or 10% of the defined benefit obligation are charged or credited to income over the employees' expected average remaining working lives.

     Past-service costs are recognised immediately in income, unless the changes to the pension plan are conditional on the employees remaining in service for a specified period of time (the vesting period). In this case, the past-service costs are amortised on a straight-line basis over the vesting period.

(g)  Maintenance and overhaul costs

     In respect of aircraft and engines under operating leases, the Group has the responsibility to fulfill certain return conditions under relevant leases. In order to fulfill these return conditions, major overhauls are required to be conducted on a regular basis. Accordingly, the present value of estimated costs of major overhauls for aircraft and engines under operating leases are accrued and charged to the income statement over the estimated period between overhauls using the ratios of actual flying hours/cycles and estimated flying hours/cycles between overhauls. The costs of major overhaul comprise mainly labour and materials. Differences between the estimated cost and the actual cost of the overhaul are included in the income statement in the period of overhaul.

     All other routine repairs and maintenance costs incurred in restoring such fixed assets to their normal working condition are charged to the income statement as and when incurred.

     Improvements are capitalised and depreciated over their expected useful lives to the Group.

(h)  Government grant

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     Grants from the government are recognised at their fair value where there is a reasonable assurance that the grant will be received and the Group will comply with all attached conditions.

     Government grants relating to costs are deferred and recognised in the income statement over the period necessary to match them with the costs they are intended to compensate.

     Government grants relating to the fixed assets are included in non-current liabilities as other liabilities and are credited to the income statement on a straight-line basis over the expected lives of the related assets.

(i)  Taxation

     The Group provides for taxation on the basis of the results for the year as adjusted for items which are not assessable or deductible for income tax purposes. Taxation of the Group is determined in accordance with the relevant tax rules and regulations applicable in the jurisdictions where the Group operates.

     Deferred income tax is provided in full, using the liability method, on temporary differences arising between the tax bases of assets and liabilities and their carrying amounts in the financial statements. Deferred tax is measured using tax rates enacted, or substantively enacted at the balance sheet date.

     Deferred tax assets are recognised to the extent that it is probable that future taxable profit will be available against which the temporary differences can be utilised.

(j)  Fixed assets

     (i) Fixed assets are recognised initially at cost which comprises purchase price, costs transferred from construction in progress and any directly attributable costs of bringing the assets to the condition for their intended use.

          Subsequent to the initial recognition, fixed assets are stated at revalued amount less accumulated depreciation and accumulated impairment losses. Independent valuations are performed at least every five years or sooner if considered necessary by the directors. In the intervening years, the directors review the carrying values of the fixed assets and adjustment is made where these are materially different from fair value. Increases in the carrying amount arising on revaluation are credited to the revaluation reserve. Decreases in valuation of fixed assets are first offset against increases from earlier valuations of the same asset and are thereafter charged to the income statement.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          All other decreases in valuation are charged to the income statement. Any subsequent increases are credited to the income statement up to the amount previously charged.

     (ii) Depreciation of fixed assets is calculated on the straight-line method to write off the cost or revalued amount of each asset to their residual value over their estimated useful lives. The estimated useful lives used for the calculation of annual depreciation charges are as follows:-

Aircraft                                       -   20 years
Flight equipment
  - Engines                                    -   20 years
  - Other flight equipment                     -   20 years
Buildings                                      -   15 to 35 years
Other fixed assets and equipment               -   5 to 20 years

     (iii)Gains and losses on disposals are determined by comparing proceeds with carrying amount and are included in operating profit. When revalued assets are sold, the amounts included in revaluation reserves are transferred to retained earnings.

(k)  Construction in progress

     Construction in progress represents office buildings, various infrastructure projects under construction and plant and equipment pending installation. This includes the costs of construction and acquisition and interest capitalised. No depreciation is provided on construction in progress until the asset is completed and put into use.

(l)  Lease prepayments

     Lease prepayments represent acquisition costs of land use rights less accumulated amortisation. Amortisation is provided over the lease period of land use rights on a straight-line basis.

(m)  Goodwill and negative goodwill

     (i)  Goodwill

          Goodwill represents the excess of the cost of an acquisition over the fair value of the Group's share of the net assets of the acquired subsidiary or associate at the date of acquisition.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          Goodwill arising from a business combination is presented as cost less accumulated amortisation and accumulated impairment losses. Amortisation is made using the straight-line method over its estimated useful life. Management determines the estimated useful life of goodwill based on its evaluation of the respective companies at the time of the acquisition, considering factors such as existing market share, potential growth and other factors inherent in the acquired companies. At each balance sheet date, the Group assesses whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amount exceeds the recoverable amount.

     (ii) Negative goodwill

          Negative goodwill represents the excess of the fair value of the Group's share of the net assets acquired subsidiary or associate over the cost of acquisition. Negative goodwill is presented in the same balance sheet classifications as goodwill.

          To the extent that negative goodwill relates to expected future losses and expenses that are identified in the Group's plan for the acquisition and can be measured reliably, but which do not represent identifiable liabilities, that portion of negative goodwill is recognised as income when the future losses and expenses are recognised. Any remaining negative goodwill, not exceeding the fair values of the non-monetary assets acquired, is recognised in the income statement over the remaining weighted average useful life of those assets. Negative goodwill in excess of the fair values of those assets is recognised in the income statement immediately.

          At each balance sheet date, the Group assesses whether there is any indication of impairment. If such indications exist, an analysis is performed to assess whether the carrying amount of goodwill is fully recoverable. A write down is made if the carrying amounts exceeds the recoverable amount.

          The gain or loss on disposals of an entity includes the carrying amount of goodwill relating to the entity sold.

(n)  Advances on aircraft and flight equipment

     Advance contract payments to aircraft manufacturers to secure deliveries of aircraft and flight equipment in future years are capitalised along with attributable interests, and transferred to fixed assets upon delivery of the aircraft.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(o)  Borrowing costs

     Interest attributable to funds used to finance the acquisition of new aircraft and construction of major ground facilities is capitalised as an additional cost of the related asset. Interest is capitalised at the Group's weighted average interest rate on borrowings or, where applicable, the interest rate related to specific borrowings during the period of time that is required to complete and prepare the asset for its intended use.

     All other borrowing costs are charged to the income statement in the period in which they are incurred.

(p)  Long-term bank deposits

     Long-term bank deposits placed to secure future lease obligations are classified as held-to-maturity financial assets and measured at amortised cost.

(q)  Impairment

     Fixed assets and other non-current assets, including goodwill are reviewed for impairment losses whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. An impairment loss is recognised for the amount by which the carrying amount of the asset exceeds its recoverable amount which is the higher of an asset's net selling price and value in use. For the purposes of assessing impairment, assets are grouped at the lowest level for which there are separately identifiable cashflows.

(r)  Flight equipment spare parts

     Flight equipment spare parts are carried at weighted average cost less allowance for obsolescence.

(s)  Trade receivables

     Trade receivables are carried at original invoice amount less provision made for impairment of these receivables. A provision for impairment of trade receivables is established if there is objective evidence that the Group will not be able to collect all amounts due according to the original terms of receivables. The amount of the provision is the difference between the carrying amount and the present value of expected cashflows, discounted at the effective interest rate.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(t)  Cash and cash equivalents

     Cash and short-term highly liquid investments, which are readily convertible into cash and have original maturities of three months or less at the date of acquisition, are classified as cash and cash equivalents.

(u)  Provisions

     Provisions are recognised when the Group has a present legal or constructive obligation as a result of past events, it is probable that an outflow of resources will be required to settle the obligation, and a reliable estimate of the amount can be made. Where the Group expects a provision to be reimbursed, for example under an insurance contract, the reimbursement is recognised as a separate asset but only when the reimbursement is virtually certain.

(v)  Leases

     (i)  A Group company is the lessee

          Leases of fixed assets where the Group has substantially all the risks and rewards of ownership are classified as finance leases. Finance leases are capitalised at the inception of the lease at the lower of the fair value of the leased asset or the present value of the minimum lease payments. Each lease payment is allocated between the liability and finance charges so as to achieve a constant rate on the finance balance outstanding. The interest element of the finance cost is charged to the income statement over the lease period so as to produce a constant periodic rate of interest on the remaining balance of the liability for each period.

          Leased assets are depreciated using the straight-line method over their expected useful lives to residual values.

          Leases of assets under which a significant portion of the lease risks and rewards of ownership are retained by the lessor are classified as operating leases. Lease payments made under operating leases are charged to the income statement on a straight-line basis over the period of the lease.

     (ii) A Group company is the lessor

          When assets are leased out under a finance lease, the present value of the lease payments is recognised as a receivable. The difference between the gross receivable and the present value of the receivable is recognised as unearned finance income. Lease income is

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     recognised over the term of the lease using the net investment method, which reflects a constant periodic rate of return.

          Assets leased out under operating leases are included in fixed assets in the balance sheet. They are depreciated over their expected useful lives on a basis consistent with similar fixed assets. Rental income is recognised on a straight-line basis over the lease term.

(w)  Derivative financial instruments

     Derivative financial instruments are initially recognised in the balance sheet at cost and subsequently are remeasured at their fair value. The method of recognising the resulting gain or loss is dependent on the nature of the item being hedged. The Group designates certain derivatives as either (1) a hedge of the fair value of a recognised asset or liability (i.e. fair value hedge), or
(2) a hedge of a forecasted transaction or of a firm commitment (i.e. cashflow hedge).

     Derivative financial instrument that does not qualify for hedge accounting is accounted for as trading instrument and any unrealised gain or loss, being changes in fair value of the derivative, is recognised in the income statement immediately.

     Changes in the fair value of derivatives that are designated and qualify as fair value hedges and that are highly effective, are recorded in the income statement, along with any changes in the fair value of the hedged assets or liabilities that are attributable to the hedged risk.

     Derivative financial instrument that qualifies for hedge accounting and is designated as a specific hedge of the variability in cashflows of a highly probable forecast transaction, is accounted for as follows:-

     (i) the effective part of any gain or loss on the derivative financial instrument is recognised directly in equity. Where the forecasted transaction or firm commitment results in the recognition of an asset or a liability, the gains and losses previously deferred in equity are included in the initial measurement of the cost of the asset or liability. Otherwise, the cumulative gain or loss on the derivative financial instrument is removed from equity and recognised in the income statement in the same period during which the hedged forecast transaction affects net profit or loss.

     (ii) the ineffective part of any gain or loss is recognised in the income statement immediately.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     When a hedging instrument expires or is sold, or when a hedge no longer meets the criteria for hedge accounting, any cumulative gain or loss existing in equity at that time remains in equity and is recognised in the income statement when the committed or forecasted transaction ultimately occurs. When a committed or forecasted transaction is no longer expected to occur, the cumulative gain or loss that was recorded in equity is immediately transferred to the income statement.

(x)  Dividend

     Dividend distribution to the Company's shareholders is recognised as a liability in the Group's financial statements in the period in which the dividends are approved by the Company's shareholders.

(y)  Comparatives

     Where necessary, comparative figures have been reclassified to conform with changes in presentation in the current year.

3.   REVENUES AND TURNOVER

     The Group is principally engaged in the provision of domestic, Hong Kong and international passenger, cargo and mail airline services. Turnover comprises revenues from airline and related services net of business tax and civil aviation infrastructure levies.

                                                                               GROUP
                                                                       2004             2003
                                                                     RMB'000           RMB'000
Gross turnover                                                     21,566,944       14,575,443
Less:  Business tax (note (a))                                       (528,168)        (168,639)
       Civil aviation infrastructure levies (note (b))                      -         (129,646)
                                                                   ----------       ----------
                                                                   21,038,776       14,277,158
                                                                   ==========       ==========

     (a) Pursuant to various PRC business tax rules and regulations, the Group is required to pay PRC business tax. Except for traffic revenues derived from inbound international and regional flights which are not subject to PRC business tax, the Group's traffic revenues, commission income and ground service income are subject to PRC business tax levied at rates ranging from 3% to 5%.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (b) Prior to 1 May 2003, the civil aviation infrastructure levies were paid to Civil Aviation Administration of China ("CAAC"), at rates of 5% and 2% respectively for domestic and international or regional traffic revenues.

          From 1 May 2003 to 31 March 2004, civil aviation infrastructure levies for all traffic revenues of the Group are waived by CAAC, in compensating for the airlines' losses on revenue due to the outbreak of Severe Acute Respiratory Syndrome ("SARS").

          Effective from 1 April 2004, in accordance with the related new policy promulgated by the PRC Government, civil aviation infrastructure levies are payable based on the route, aircraft model and tonne-kilometres, and the levies of RMB251,185,000 incurred for the year ended 31 December 2004 are recorded in the operating expenses.

4.   OTHER OPERATING INCOME, NET

                                                                                          GROUP
                                                                                   2004           2003
                                                                                 RMB'000         RMB'000
Rental income from operating subleases of
  aircraft (note 38(c)(i))                                                        121,480         31,209
Government subsidy (note (a))                                                      73,506         58,448
Losses on disposals of aircraft and engines (note (b))                            (40,564)       (28,767)
                                                                                 --------       --------
                                                                                  154,422         60,890
                                                                                 ========       ========

     (a) In 2004, government subsidy was granted by the local government to the Company in consideration of the relocation of the Company's international flights and related facilities from Hongqiao Airport to Pudong International Airport. In 2003, the government subsidy was granted for compensation of SARS impact on airlines business.

     (b) During the year, the Group disposed 17 engines (2003: three B737-200 aircraft) to a third party.

5.   WAGES, SALARIES AND BENEFITS

                                                                                          GROUP
                                                                                  2004             2003
                                                                                 RMB'000         RMB'000
Wages, salaries and allowances                                                  1,590,722       1,027,092
Contribution under defined contribution retirement
  schemes (note 33(a))                                                            194,200         121,200

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Post-retirement benefits (note 33(b)(iii))                                         51,704          40,299
Staff housing allowances (note 34(b))                                              29,253         260,463
                                                                                ---------       ---------
                                                                                1,865,879       1,449,054
                                                                                =========       =========
Average number of employees for the year ended                                     19,666          16,435
                                                                                =========       =========

6.   FINANCE COSTS, NET

                                                                                          GROUP
                                                                                  2004             2003
                                                                                 RMB'000         RMB'000
Interest charged on obligations under finance leases                              339,276         490,456
Interest on bank loans
                                                                                ---------        --------
  - wholly repayable within five years                                            431,517         265,955
  - not wholly repayable within five years                                        144,693         180,291
                                                                                ---------        --------
                                                                                  576,210         446,246
Net foreign exchange losses                                                        32,207          62,179
Interest accrued on a long-term payable (note 31)                                   8,344           9,610
Interest on loans from an associate                                                 1,629           6,396
Less: amounts capitalised into advances on aircraft and
flight equipment (note 18)                                                        (57,120)        (97,414)
                                                                                ---------        --------
                                                                                  900,546         917,473
Interest income                                                                  (129,020)       (147,846)
                                                                                ---------        --------
                                                                                  771,526         769,627
Fair value (gains)/losses on financial instrument
  - interests rate swap                                                             2,659           5,010
  - forward foreign exchange contract                                             (11,498)          8,146
                                                                                ---------        --------
                                                                                  762,687         782,783
                                                                                =========        ========

     The capitalisation rates used for the year ended 31 December 2004 ranged between 3 months LIBOR+0.25% and 5.76% per annum (2003: 3 months LIBOR+0.25% and 5.76% per annum).

7.   PROFIT/(LOSS) BEFORE TAXATION

                                                                                         GROUP
                                                                                  2004            2003
                                                                                 RMB'000         RMB'000
Profit/(loss) before taxation is stated after charging:-
Depreciation of fixed assets
  - owned assets                                                               1,698,260        1,396,739
  - assets held under finance leases and for own use                             583,935          577,723
Operating lease rentals
  - aircraft                                                                   1,720,736        1,238,012

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

  - land and buildings                                                           146,704          116,279
Amortisation of lease prepayments                                                 18,414           20,049
Loss on disposals of other fixed assets                                                -            4,811
Amortisation of goodwill and negative goodwill                                     2,202            2,202
Consumption of consumables                                                       139,711           86,009
Allowances for obsolescence of flight equipment
  spare parts                                                                     73,406           53,336
Allowances for doubtful accounts                                                  24,250           19,229
Auditors' remuneration                                                             7,380            7,380
                                                                               ---------        ---------
and after crediting:-
Gain on disposals of other fixed assets                                           13,001                -
Fair value gain on disposals of short-term investments                             5,235           21,920
                                                                               =========        =========

8.   EMOLUMENTS OF DIRECTORS, SUPERVISORS AND SENIOR MANAGEMENT

(a)  Directors' and supervisors' emoluments comprise the following:-

                                                                                          GROUP
                                                                                   2004          2003
                                                                                  RMB'000       RMB'000
Emoluments for executive directors
  - salaries, allowances and benefits in kind                                         202           425
  - bonuses                                                                           269           124
Emoluments for supervisors
  - salaries, allowances and benefits in kind                                         127            46
  - bonuses                                                                           113            18
                                                                                  -------       -------
                                                                                      711           613
                                                                                  =======       =======

     During the year ended 31 December 2004, no directors and supervisors waived their emoluments (2003: nil).

(b)  The five highest paid individuals of the Group are as follows:-

                                                                                 NUMBER OF INDIVIDUALS
                                                                                   2004          2003
Directors                                                                               1             2
Non-directors and non-supervisors                                                       4             3
                                                                                 --------       -------
                                                                                        5             5
                                                                                 ========       =======

(c)  The emoluments of the five highest paid individuals:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     One (2003: two) of the Group's five highest paid individuals in 2004 are executive directors whose remunerations are included in the directors' emoluments above. Details of the remuneration of the remaining four (2003: three) highest paid individuals are as follows:-

                                                                                         GROUP
                                                                                   2004           2003
                                                                                 RMB'000        RMB'000
Salaries, allowances and benefits in kind                                            981            705
Bonuses                                                                              431            138
                                                                                --------        -------
                                                                                   1,412            843
                                                                                ========        =======

     During the year ended 31 December 2004, no emoluments were paid by the Group to the directors, supervisors or the five highest paid individuals as an inducement to join or upon joining the Group, or as a compensation for loss of office (2003: nil).

9.   TAXATION

(a)  Taxation is charged to the consolidated income statement as follows:-

                                                                                          GROUP
                                                                                   2004            2003
                                                                                 RMB'000         RMB'000
Provision for PRC income tax - current year                                       160,502        124,530
Deferred taxation (note 30)                                                        19,578        118,797
                                                                                 --------        -------
                                                                                  180,080        243,327

Share of tax attributable to associates (note 16)                                   1,144          4,227
                                                                                 --------        -------
                                                                                  181,224        247,554
                                                                                 ========        =======

     (i) Pursuant to the Circular Hu Shui Er Cai (2001) No. 104 dated 22 October 2001 issued by local tax bureau, with retrospective effect from 1 July 2001, the Company is entitled to a reduced income tax rate of 15%.

     (ii) The Company has two major subsidiaries, namely China Cargo Airlines Co., Ltd. ("China Cargo") and China Eastern Airlines Jiangsu Co., Ltd. ("CEA Jiangsu"). Pursuant to the Circular (2000) No. 52 jointly issued by the Shanghai Municipal Financial Bureau and Shanghai Municipal State Tax Bureau, China Cargo is subject to a reduced income tax rate of 15%. CEA Jiangsu is subject to the standard PRC income tax rate of 33%.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

     (iii)The difference between the actual taxation charge in the consolidated income statement and the amounts which would result from applying the enacted tax rate to profit/(loss) before taxation can be reconciled as follows:-

                                                                                  GROUP
                                                                           2004             2003
                                                                          RMB'000          RMB'000
Profit/(loss) before taxation                                              845,407         (589,831)
Tax calculated at enacted tax rate of 15%                                 (126,811)          88,475
Effect attributable to subsidiaries and
  associates charged at tax rate of 33%                                    (24,902)          (4,117)
Adjustments:-
  Expenses not deductible for tax purposes                                 (35,428)         (62,421)
  Utilisation of previously unrecognised
    tax losses of the Company                                                6,395                -
  Unrecognised tax losses of the Company                                         -         (258,515)
  Unrecognised tax losses of associates                                    (20,993)         (14,821)
  Utilisation of previously unrecognised
    tax losses of associates                                                19,998                -
  Others                                                                       517            3,845
                                                                         ---------        ---------
Tax charge                                                                (181,224)        (247,554)
                                                                         =========        =========

(b) The Group operates international flights to certain overseas destinations. There was no material overseas taxation for the year as there exists double tax relief between PRC and the corresponding jurisdictions (including Hong
     Kong).

10.  EARNINGS/(LOSS) PER SHARE

     The calculation of earnings/(loss) per share is based on the profit attributable to shareholders of RMB514,075,000 (2003: loss of RMB949,816,000) and 4,866,950,000 (2003: 4,866,950,000) shares in issue during the year. The
Company has no potential dilutive ordinary shares.

11.  DIVIDEND

     On 12 April 2005, the Board of Directors proposed a final dividend of RMB0.02 per share totalling RMB97,339,000 for the year ended 31 December 2004 (2003: nil). These financial statements do not reflect this dividend payable, which will be accounted for in the shareholders' equity as an appropriation of retained earnings in the year ending 31 December 2005.

12.    FIXED ASSETS

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                    GROUP
                                          AIRCRAFT
                                    AND FLIGHT EQUIPMENT
                                                   HELD UNDER                      OTHER FIXED
                                                    FINANCE                         ASSETS AND
                                     OWNED           LEASES         BUILDINGS        EQUIPMENT       TOTAL
                                     RMB'000        RMB'000          RMB'000          RMB'000       RMB'000
VALUATION
  At 1 January 2004                22,163,218      10,956,426       2,224,520        2,038,181      37,382,345
  Reclassification upon
    purchase of aircraft under
    a finance lease                   356,328       (356,328)               -                -               -
  Lease  rebate upon  purchase of
    aircraft  under a  finance
    lease
    (note a)                          (98,921)              -               -                -         (98,921)
  Transfers from  construction in
    progress (note 13)                      -               -          84,847          124,352         209,199
  Transfers from advances
     (note 18)                        535,548       1,079,852               -                -       1,615,400
  Additions                         1,574,829       2,808,904          22,159          227,428       4,633,320
  Disposals                          (912,312)              -         (77,511)         (68,604)     (1,058,427)
                                   ----------      ----------       ---------        ---------     -----------

  At 31 December 2004              23,618,690      14,488,854       2,254,015        2,321,357      42,682,916
                                   ==========      ==========       =========        =========     ===========

ACCUMULATED DEPRECIATION
  At 1 January 2004                 5,657,593       3,613,309         334,951          937,589      10,543,442
  Reclassification upon
   purchase of aircraft under
   a finance lease                     40,746        (40,746)               -                -               -
  Charge for the year               1,367,462         583,935          85,761          245,037       2,282,195
  Disposals                         (283,444)               -        (28,503)         (51,093)       (363,040)
                                   ----------      ----------       ---------        ---------     -----------

  At 31 December 2004               6,782,357       4,156,498         392,209        1,131,533      12,462,597
                                   ----------      ----------       ---------        ---------     -----------

NET BOOK VALUE AT
    31 DECEMBER 2004               16,836,333      10,332,356       1,861,806        1,189,824      30,220,319
                                   ==========      ==========       =========        =========     ===========

Net book value at
    31 December 2003               16,505,625       7,343,117       1,889,569        1,100,592      26,838,903
                                   ==========      ==========       =========        =========     ===========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                       COMPANY
                                             AIRCRAFT AND
                                           FLIGHT EQUIPMENT
                                                       HELD UNDER                   OTHER FIXED
                                                        FINANCE                     ASSETS AND
                                            OWNED        LEASES        BUILDINGS     EQUIPMENT        TOTAL
                                           RMB'000      RMB'000         RMB'000       RMB'000        RMB'000
VALUATION
  At 1 January 2004                      17,922,994    10,956,426      1,347,425      1,392,428     31,619,273
  Reclassification upon purchase
    of aircraft under a finance lease       356,328      (356,328)             -              -              -
  Lease rebate upon purchase
    of aircraft under a finance
    lease (note a)                          (98,921)            -              -              -        (98,921)
  Transfer to a subsidiary                 (257,407)            -              -              -       (257,407)
  Transfers from construction
    in progress (note 13)                         -             -         75,659         13,218         88,877
  Transfer from advance (note 18)           535,548     1,079,852              -              -      1,615,400
  Additions                               1,356,662     2,808,904         20,812        188,199      4,374,577
  Disposals                                (912,312)            -        (72,901)       (57,072)    (1,042,285)
                                         ----------    ----------      ---------    -----------     ----------

  At 31 December 2004                    18,902,892    14,488,854      1,370,995      1,536,773     36,299,514
                                         ----------    ----------      ---------    -----------     ----------

ACCUMULATED DEPRECIATION
  At 1 January 2004                       4,687,965     3,613,309        235,517        698,722      9,235,513
  Reclassification upon purchase
    of aircraft under a finance lease        40,746      (40,746)              -              -              -
  Transfer to a subsidiary                  (40,746)            -              -              -       (40,746)
  Charge for the year                     1,012,161       583,935         56,878        179,772      1,832,746
  Disposals                                (283,444)            -        (28,021)       (41,651)      (353,116)
                                         ----------    ----------      ---------    -----------     ----------

  At 31 December 2004                     5,416,682     4,156,498        264,374        836,843     10,674,397
                                         ----------    ----------      ---------    -----------     ----------

NET BOOK VALUE
  AT 31 DECEMBER 2004                    13,486,210    10,332,356      1,106,621        699,930     25,625,117
                                         ==========    ==========      =========    ===========     ==========

Net book value
  at 31 December 2003                    13,235,029     7,343,117      1,111,908        693,706     22,383,760
                                         ==========    ==========      =========    ===========     ==========

     (a) In January 2004, the Company exercised its right upon settlement and termination of a finance lease arrangement to purchase an aircraft at a consideration equal to the present value of the remaining minimum lease payments on the date of the purchase. As part of the finance lease arrangement, the Company is entitled to receive a rebate in the amount of RMB98,921,000 if it meets certain conditions as defined in the lease arrangement.

          All the conditions to receive such rebate had been satisfied and the amount was received in February 2004 and was recognised as an adjustment to the carrying value of the aircraft to which the rebate relates.

     (b) On 30 June 2001, the fixed assets were revalued by an independent valuer registered in PRC on a market value basis. The revalued amount were not materially different from the carrying values of these fixed assets. On 31 December 2002, the Group's fixed assets were revalued by the directors of the Company on a market value basis. The difference between the valuation and

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

          the carrying amount of the fixed assets as at 31 December 2002 was recognised. On 31 December 2004, the directors of the Company reviewed the carrying value of the Group's fixed assets as at 31 December 2004 and are of the opinion that the carrying amount is not materially different from the fair value.

          Had the Group's fixed assets been stated at cost less accumulated depreciation and impairment losses as at 31 December 2004, the carrying amounts of fixed assets would have been RMB30,067,348,000 (2003: RMB26,618,747,000).

     (c) Certain aircraft of the Group and the Company with an aggregate carrying value of approximately RMB13,032,759,000 were pledged as collateral under certain loan agreements as at 31 December 2004 (2003:
          RMB9,735,106,000) (see note 26).

13.  CONSTRUCTION IN PROGRESS

                                                                GROUP                           COMPANY
                                                         2004            2003            2004            2003
                                                        RMB'000         RMB'000         RMB'000         RMB'000
At 1 January                                            219,788         413,812          92,520         109,785
Additions                                               178,065         249,737          73,891          52,439
Transfer to fixed assets
  (note 12)                                            (209,199)       (443,761)        (88,877)        (69,704)
                                                       --------        --------         -------         -------

At 31 December                                          188,654         219,788          77,534          92,520
                                                       ========        ========         =======         =======

14.    LEASE PREPAYMENTS

     Lease prepayments represent unamortised prepayments for land use rights.

     The Group's land use rights are located in the PRC and majority of these land use rights have terms of 50 years from the date of grant. As at 31 December 2004, majority of these land use rights had remaining terms ranging from 42 to 48 years (2003: from 43 to 49 years).

     Certificates of certain land use rights with nil carrying value (2003: nil) of the Group are currently registered under the name of CEA Holding. The procedures to change the registration of the land use rights certificates with the relevant municipal land bureaus are currently being addressed by CEA Holding. Until the completion of these transfer procedures, the Group is unable to assign or pledge these land use rights. However, the Group currently has no need to assign and no intention to pledge these land use rights. In addition, the Group is entitled to lawfully and validly occupy and use these lands for its daily operations in spite of the fact that the procedures of

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

changing the registration of these land use rights have not been fully completed. Accordingly, the directors of the Company do not believe the lack of certificates of certain land use rights has any material impact on the financial position of the Group.

15.  INVESTMENTS IN SUBSIDIARIES

                                                                                            COMPANY
                                                                                    2004                2003
                                                                                   RMB'000             RMB'000
Unlisted shares, at cost                                                          2,146,856           1,600,156
Amounts due from subsidiaries                                                       614,652           2,208,459
                                                                                  ---------           ---------

                                                                                  2,761,508           3,808,615
                                                                                  =========           =========

     Particulars of the principal subsidiaries, all of which are limited companies established and operating in the PRC, are as follows:-

                                                     PAID-UP
                            PLACE AND                CAPITAL         ATTRIBUTABLE EQUITY       PRINCIPAL
                             DATE OF             2004        2003         INTEREST             ACTIVITIES
COMPANY                   ESTABLISHMENT         RMB'000     RMB'000         2004                  2003
China Cargo Airlines      PRC                  500,000     500,000           70%           70% Provision of
  Co., Ltd.               22 July 1998                                                           cargo carriage
                                                                                                 services

China Eastern Airlines    PRC                  803,666     236,579           63%           55% Provision of
  Jiangsu Co., Ltd.(*)    3 May 1993                                                             airline services

Eastern Airlines          PRC                   70,000      70,000           86%           86% Provision of hotel
  Hotel Co., Ltd.         18 March 1998                                                          services to crew
                                                                                                 members

Shanghai Eastern          PRC                  473,000     473,000           95%           95% Provision of
  Flight Training Co.,    18 December 1995                                                       flight training
  Ltd.                                                                                           services

Shanghai Eastern          PRC                  412,500     412,500           99%           99% Investment holding
  Airlines Investment     8 May 2002
  Co., Ltd.

Shanghai Eastern          PRC                  200,000           -           70%            - Provision of
  Logistics Co., Ltd.     23 August 2004                                                        cargo logistics
(**)                                                                                            services

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      * In 2004, the Company and one of a minority shareholder contributed additional capital of RMB408,100,000 and RMB158,987,000 respectively to the subsidiary. The Company's interest in the subsidiary increased from 55% to 63% because the Company contributed proportionally more than its original ownership interest.

      ** In 2004, the Company, China Cargo and a minority shareholder contributed capital of RMB138,600,000, RMB2,000,000 and RMB59,400,000 respectively to set up the subsidiary. 69% shareholding are held directly and 1% shareholding are held indirectly by the Company.

16. INVESTMENTS IN ASSOCIATES

                                                   GROUP                     COMPANY
                                             2004         2003          2004         2003
                                            RMB'000      RMB'000       RMB'000      RMB'000
Unlisted investment, at cost                      -            -       625,964      590,601
Share of net assets                         609,130      572,818             -            -
Goodwill                                     47,060       53,266             -            -
                                            -------      -------       -------      -------

                                            656,190      626,084       625,964      590,601
                                            =======      =======       =======      =======

                                                                          GROUP
                                                                    2004       2003
                                                                   RMB'000    RMB'000
Movement of investments in associates is as follows:-
At 1 January                                                       626,084    331,570
Cost of investments                                                 35,362    327,252
Share of results before taxation                                    (4,112)   (28,511)
Share of taxation (note 9(a))                                       (1,144)    (4,227)

                                                                   -------    -------
At 31 December                                                     656,190    626,084
                                                                   =======    =======

      The share of results before taxation includes an amortisation of RMB6,206,000 (2003: RMB6,206,000) for the goodwill in respect of acquisition of associates and a provision of RMB51,200,000 (2003: RMB28,000,000) for a receivable from a shareholder of an associate.

      Particulars of the principal associates, all of which are limited companies established and operating in the PRC, are as follows:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                PLACE AND                      PAID-UP              ATTRIBUTABLE EQUITY
                                 DATE OF                       CAPITAL                    INTEREST
COMPANY                       ESTABLISHMENT                    RMB'000               2004         2003      PRINCIPAL ACTIVITIES
China Eastern Airlines        PRC                              600,000                40%          40%      Provision of air
  Wuhan Co., Ltd.             16 August 2002                                                                  transportation
                                                                                                              services

Eastern Air Group             PRC                              400,000                25%          25%      Provision of
  Finance Co., Ltd.           6 December 1995                                                                 financial
                                                                                                              services to
                                                                                                              companies
                                                                                                              comprising CEA
                                                                                                              Holding

Eastern Aviation              PRC                              10,000                 45%          45%      Provision of
  Advertising Services        4 March 1986                                                                    aviation
  Co., Ltd.                                                                                                   advertising
                                                                                                              agency services

China Eastern Air             PRC                              350,000                45%          45%      Provision of air
  Catering Investment         17 November 2003                                                                catering services
  Co., Ltd.

Eastern Aviation Import       PRC                              80,000                 45%          45%      Provision of
  & Export Co., Ltd.          9 June 1993                                                                     aviation
                                                                                                              equipment, spare
                                                                                                              parts and tools
                                                                                                              trading

Shanghai Dongmei              PRC                              31,000                 45%          45%      Provision of
  Aviation Travel             17 October 2003                                                                 travelling and
  Co., Ltd.                                                                                                   accommodation
                                                                                                              agency services

Qingdao Liuting               PRC                              450,000                25%          25%      Provision of
  International Airport       1 December 2000                                                                 airport
  Co., Ltd.                                                                                                    operation services

17. GOODWILL AND NEGATIVE GOODWILL

                                   GROUP AND COMPANY
                                         NEGATIVE
                                GOODWILL GOODWILL    TOTAL
                                RMB'000   RMB'000   RMB'000
Cost
  At 1 January 2004 and
    31 December 2004            113,105   (55,245)   57,860
                                -------   -------   -------

Accumulated amortisation
  At 1 January 2004              28,275    (8,920)   19,355
  Charge for the year             5,654    (3,452)    2,202
                                -------   -------   -------

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

  At 31 December 2004            33,929   (12,372)   21,557
                                -------   -------   -------

Net book value
  At 31 December 2004            79,176   (42,873)   36,303
                                =======   =======   =======

  At 31 December 2003            84,830   (46,325)   38,505
                                =======   =======   =======

18. ADVANCES ON AIRCRAFT AND FLIGHT EQUIPMENT

                                                   GROUP AND COMPANY
                                                   2004         2003
                                                  RMB'000      RMB'000
At 1 January                                     2,239,893    3,227,720
Additions                                        1,996,990    1,198,242
Interest capitalised during the year (note 6)       57,120       97,414
Transfers to fixed assets (note 12)             (1,615,400)  (2,283,483)
                                                ----------   ----------

At 31 December                                   2,678,603    2,239,893
                                                ==========   ==========

      Included in the balance as at 31 December 2004 is interest capitalised of RMB160,016,000 (2003: RMB130,965,000).

19. OTHER LONG-TERM RECEIVABLES AND INVESTMENTS

                                                GROUP                  COMPANY
                                          2004         2003       2004         2003
                                         RMB'000      RMB'000    RMB'000      RMB'000
Long-term bank deposits (note 25)       1,908,398   1,743,924   1,908,398   1,743,924
Deposits for aircraft under
  operating leases                        133,159     110,812     133,159      90,339
Prepaid custom duty and value
  added tax                                21,083      37,410      21,083      37,410
Prepayments and other long-term
  receivables                             139,966      70,216     118,941      53,875
                                        ---------   ---------   ---------   ---------

                                        2,202,606   1,962,362   2,181,581   1,925,548
                                        =========   =========   =========   =========

20. TRADE RECEIVABLES LESS ALLOWANCE FOR DOUBTFUL ACCOUNTS

      The credit terms given to trade customers are determined on an individual basis, with the credit period ranging from half a month to three months.

      As at 31 December 2004, the aging analysis of the trade receivables are as follows:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                            GROUP                 COMPANY
                      2004         2003       2004         2003
                     RMB'000      RMB'000    RMB'000      RMB'000
Less than 31 days   1,077,804     853,303     738,246     564,870
31 to 60 days         216,236     348,159      95,537     221,498
61 to 90 days          68,845      28,094      43,910         968
Over 90 days           99,787      96,121      49,400      58,168
                    ---------   ---------     -------     -------

                    1,462,672   1,325,677     927,093     845,504
                    =========   =========     =======     =======

21. PREPAYMENTS, DEPOSITS AND OTHER RECEIVABLES

                                              GROUP                 COMPANY
                                        2004        2003       2004         2003
                                       RMB'000     RMB'000    RMB'000      RMB'000
Amounts due from related
  companies (note 38(a)(i))            122,253      45,389     116,001      35,785
Receivables from provision of
  ground services                      243,890     111,129     243,890     111,129
Receivables from provision of
  cargo handling services              118,446      70,022           -           -
Prepaid aircraft operating lease
  rentals                              115,456      95,959     101,358      79,340
Short-term deposits with original
  maturity over three months            77,446     108,870      12,721       7,441
Discounts on aircraft acquisitions
  receivable                            31,136      29,814      31,136      29,814
US Treasury zero coupon bonds                -     585,736           -     585,736
Others                                 400,337     324,124     314,888     273,266
                                     ---------   ---------     -------   ---------

                                     1,108,964   1,371,043     819,994   1,122,511
                                     =========   =========     =======   =========

22.   TRADE PAYABLES AND NOTES PAYABLES

      As at 31 December 2004 and 2003, all trade payables were current balances and aged within 30 days.

      As at 31 December 2004, all notes payables were unsecured, interest free and repayable in six months.

23.   OTHER PAYABLES AND ACCRUED EXPENSES

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                 GROUP                    COMPANY
                                           2004         2003         2004       2003
                                          RMB'000      RMB'000      RMB'000     RMB'000
Amounts due to related
  companies (note 38(a)(i))                 138,968     771,643     164,216     739,427
Accrued fuel cost                         1,290,038     697,652   1,136,343     603,381
Accrued take-off and landing charges        749,458     703,994     629,948     540,298
Current portion of accrued aircraft
  overhaul expenses (note 24)               539,249     385,168     464,268     377,224
Other accrued operating expenses            427,294     603,260     290,727     492,295
Accrued salaries, wages and benefits        333,910     138,954     286,467     119,117
Flight equipment purchase payable           289,232     147,775     281,001     141,920
Airport construction levy payable           243,295           -     243,295           -
Levies collected from ticket sales
  on behalf of overseas tax authorities     218,915      82,862     218,915      82,862
Duties and levies payable                   188,627      10,049     150,178           -
Airport expenses related to
  provision of ground services               98,162      42,320      98,162      42,320
Current portion of provision for staff
  housing allowances (note 34 (b))           93,427      85,973      85,387      78,771
Current portion of long-term
  payables (note 31)                         30,000      30,000      30,000      30,000
Current portion of post-retirement
  benefit obligations (note 33(b)(i))        27,500      19,750      25,771      18,635
Amounts due to minority shareholders              -     156,308           -           -
Others                                      685,574     424,281     580,920     339,670
                                          ---------   ---------   ---------   ---------

                                          5,353,649   4,299,989   4,685,598   3,605,920
                                          =========   =========   =========   =========

24. ACCRUED AIRCRAFT OVERHAUL EXPENSES

                                          GROUP                  COMPANY
                                    2004        2003        2004        2003
                                   RMB'000     RMB'000     RMB'000     RMB'000
At 1 January 2004                  576,552     547,813     515,534     441,863
Additional provisions              244,625     123,213     175,314     121,839
Over provision                     (20,814)    (59,456)    (20,814)    (26,860)
Utilised during the year           (85,154)    (35,018)    (72,755)    (21,308)
                                  --------    --------    --------    --------

At 31 December 2004                715,209     576,552     597,279     515,534
Less: current portion (note 23)   (539,249)   (385,168)   (464,268)   (377,224)
                                  --------    --------    --------    --------

Long-term portion                  175,960     191,384     133,011     138,310
                                  ========    ========    ========    ========

      Accrued aircraft overhaul expenses represent present value of estimated costs of major overhauls for aircraft and engines under operating lease as the Group has the responsibility to fulfill certain return conditions under relevant leases.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

25. OBLIGATIONS UNDER FINANCE LEASES

      At 31 December 2004, the Group and the Company had 22 aircraft (2003: 18 aircraft) under finance leases. Under the terms of the leases, the Group and the Company has the option to purchase, at or near the end of the lease term, certain aircraft at fair market value and others at either fair market value or a percentage of the respective lessor's defined cost of the aircraft.

      The future minimum lease payments, interest and present value of minimum lease payments which are principally denominated in foreign currencies, under these finance leases as at 31 December 2004 are as follows:-

                                                                 GROUP AND COMPANY
                                                     2004                                  2003
                                                                PRESENT                                 Present
                                                                VALUE OF                                value of
                                         MINIMUM                MINIMUM      Minimum                    minimum
                                          LEASE                  LEASE        lease                      lease
                                        PAYMENTS     INTEREST   PAYMENTS     payments      Interest     payments
                                        RMB'000       RMB'000    RMB'000      RMB'000       RMB'000      RMB'000
Within one year                        1,526,981      337,333    1,189,648    2,049,079      356,995    1,692,084
In the second year                     1,962,208      262,372    1,699,836    1,242,950      256,355      986,595
In the third to fifth year inclusive   3,924,600      168,346    3,756,254    4,361,682      322,316    4,039,366
After the fifth year                   2,401,578      385,030    2,016,548      408,853       26,012      382,841
                                      ----------    ---------   ----------   ----------   ----------   ----------
Total                                  9,815,367    1,153,081    8,662,286    8,062,564      961,678    7,100,886
                                      ----------    ---------   ----------   ----------   ----------   ----------
Less: amount repayable
  within one year                     (1,526,981)    (337,333)  (1,189,648)  (2,049,079)    (356,995)  (1,692,084)
                                      ----------    ---------   ----------   ----------   ----------   ----------

Long-term portion                      8,288,386      815,748    7,472,638    6,013,485      604,683    5,408,802
                                      ==========    =========   ==========   ==========   ==========   ==========

      At 31 December 2004, the Group and the Company had long-term bank deposits totalling RMB1,908,398,000 (2003: long-term bank deposits and U.S. Treasury zero coupon bonds totalling RMB2,329,660,000) pledged as securities under certain finance lease arrangements (see note 19). All of these bank deposits will be used to meet future lease obligations as they fall due.

      In addition, the Group's finance lease obligations are secured by the related aircraft, the relevant insurance policies and bank guarantees.

26. LONG-TERM BANK LOANS

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                   GROUP                     COMPANY
                             2004         2003          2004         2003
                            RMB'000      RMB'000       RMB'000      RMB'000
Bank loans
  - secured                5,912,958     6,495,507     5,912,958     6,495,507
  - unsecured              4,823,302     4,727,416     4,792,679     4,727,416
                          ----------    ----------    ----------    ----------

Total                     10,736,260    11,222,923    10,705,637    11,222,923
Less: amount repayable
  within one year         (3,193,432)   (2,250,734)   (3,185,156)   (2,250,734)
                          ----------    ----------    ----------    ----------

Long-term portion          7,542,828     8,972,189     7,520,481     8,972,189
                          ==========    ==========    ==========    ==========

The bank loans are repayable as follows:-

Within one year                         3,193,432    2,250,734    3,185,156    2,250,734
In the second year                      2,386,862    2,438,574    2,370,309    2,438,574
In the third to fifth year inclusive    3,216,181    4,163,578    3,210,387    4,163,578
After the fifth year                    1,939,785    2,370,037    1,939,785    2,370,037
                                       ----------   ----------   ----------   ----------

Total                                  10,736,260   11,222,923   10,705,637   11,222,923
                                       ==========   ==========   ==========   ==========

The terms of long-term bank loans can be summarised as follows:-

                                                                          GROUP                                COMPANY
                                                                 2004               2003               2004               2003
           INTEREST RATE AND FINAL MATURITIES                   RMB'000            RMB'000            RMB'000            RMB'000
RMB denominated bank loans:-
Loans for        Fixed interests rates ranging
  working          from 4.94% to 5.76%
  capital          per annum as at 31 December
                   2004; 3-year loans with final
                   maturity through to 2007                    1,710,100          1,306,700          1,710,100          1,306,700

Loans for the    Fixed interest rate of 5.18%
  purchases        per annum as at 31 December
  of aircraft      2004; 2 to 8-year loans with final
                   maturity through to 2012                      880,000                  -            880,000                  -

Loans for        Fixed interest rate of 5.76% per
  construction     annum as at 31 December
  projects         2004; 7 to 10-year loans with
                   final maturities through to 2007              412,500            637,500            412,500            637,500

U.S. dollar denominated bank loans:-
Loans for the    Fixed interest rates ranging
  purchases of     from 5.65% to 6.86% per
  aircraft         annum and floating interest
                   rates ranging from 3 months
                   LIBOR +0.25% to 6 months                    7,703,037          9,278,723          7,703,037          9,278,723

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                   LIBOR +0.3% as at 31
                   December 2004; 2 to 10-year
                   loans with final maturities
                   through to 2013

Loan for the     Floating interest rates of 6
  purchase of      months LIBOR +0.6% as at
  an aircraft      31 December 2004; 3-year
  simulator        loans with final maturity in 2007              30,623                  -                  -                  -
                                                              ----------         ----------         ----------         ----------

Total long-term bank loans                                    10,736,260         11,222,923         10,705,637         11,222,923
                                                              ==========         ==========         ==========         ==========

      All secured bank loans as at 31 December 2004 and 2003 of the Group and the Company for the purchases of aircraft were secured by the related aircraft (note 12(b)). In addition, certain secured bank loans with aggregate amount of RMB1,162,186,000 (2003: RMB1,456,320,000) were also guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      Certain unsecured bank loans of the Group and the Company with aggregate amount of RMB2,122,600,000 (2003: RMB1,944,200,000) were guaranteed by CEA Holding (note 38(b)).

27. SHORT-TERM BANK LOANS

      Short-term bank loans of the Group and the Company are repayable within one year with interest charged at the prevailing market rates based on the rates quoted by the People's Bank of China. The interest rates related to such loans were between 2.22% and 5.04% per annum (2003: 2.06% and 5.04% per annum). During the year ended 31 December 2004, the weighted average interest rate on short-term bank loans was 3.81% per annum (2003: 3.34% per annum).

28. SHARE CAPITAL

                                                     2004         2003
                                                    RMB'000     RMB'000
Registered, issued and fully paid of RMB1.00 each
  A shares
    State-owned shares held by CEA Holding          3,000,000   3,000,000
    Shares held by public                             300,000     300,000
                                                    ---------   ---------

                                                    3,300,000   3,300,000
Overseas listed foreign H shares                    1,566,950   1,566,950
                                                    ---------   ---------

                                                    4,866,950   4,866,950
                                                    =========   =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      Pursuant to articles 49 and 50 of the Company's Articles of Association, the A shares held by CEA Holding, employees, the public and H shares are all registered ordinary shares, carrying equal rights.

29. RESERVES

                                  STATUTORY   STATUTORY   DISCRETIONARY
                                    COMMON      COMMON       COMMON
                                   RESERVE     WELFARE      RESERVE                              HEDGING
                        SHARE        FUND        FUND         FUND     REVALUATION  CAPITAL      RESERVE     RETAINED
                       PREMIUM     (NOTE (b))  (NOTE (c))   (NOTE (d))   RESERVE    RESERVE     (NOTE 40)    PROFITS       TOTAL
                       RMB'000      RMB'000     RMB'000      RMB'000     RMB'000     RMB'000     RMB'000      RMB'000     RMB'000
GROUP
  AT 1 JANUARY
2004                 1,006,455      143,498     142,548       27,989     490,688     (720,057)   (77,879)      501,959   1,515,201
  UNREALISED
LOSSES
    ON CASHFLOW
    HEDGES (NOTE 40)

      - GROSS                -            -           -            -           -            -     (7,610)            -      (7,610)
      - TAX                  -            -           -            -           -            -      1,141             -       1,141
  REALISED GAINS
ON
    CASHFLOW
    HEDGES (NOTE 40)

      - GROSS                -            -           -            -           -            -     (8,839)            -      (8,839)
      - TAX                  -            -           -            -           -            -      1,326             -       1,326
PROFIT
ATTRIBUTABLE TO
    SHAREHOLDERS             -            -           -            -           -            -          -       514,075     514,075
TRANSFER  FROM
RETAINED
    PROFITS TO
RESERVES
    (NOTE (A))               -       35,299      31,837            -           -            -          -       (67,136)          -
                     ---------   ----------    --------     --------    --------    ---------    -------     ---------   ---------
  AT 31 DECEMBER
2004                 1,006,455      178,797     174,385       27,989     490,688     (720,057)   (91,861)      948,898   2,015,294
                     =========   ==========    ========     ========    ========    =========   ========     =========   =========

COMPANY
  AT 1 JANUARY
2004                 1,006,455       77,214      77,214       27,908     448,859    (720,057)    (77,879)      131,249     970,963
  UNREALISED
LOSSES
    ON CASHFLOW
    HEDGES (NOTE
40)
      - GROSS                -            -           -            -           -            -     (7,610)            -      (7,610)
      - TAX                  -            -           -            -           -            -      1,141             -       1,141
  REALISED GAINS
ON
    CASHFLOW
    HEDGES (NOTE 40)
      - GROSS                -            -           -            -           -            -     (8,839)            -      (8,839)
      - TAX                  -            -           -            -           -            -      1,326             -       1,326
RELEASE OF
RESERVES
    UPON DISPOSALS
    OF AIRCRAFT,
    NET OF TAX               -            -           -            -     (13,782)           -          -        13,782           -
  PROFIT FOR THE
YEAR                         -            -           -            -           -            -          -       393,291     393,291
                     ---------   ----------    --------     --------    --------    ---------   --------     ---------  ----------
AT 31 DECEMBER
2004                 1,006,455       77,214      77,214       27,908     435,077     (720,057)   (91,861)      538,322   1,350,272
                     =========   ==========    ========     ========    ========    =========    ========   ==========  ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                  STATUTORY   STATUTORY  DISCRETIONARY
                                    COMMON      COMMON       COMMON
                                   RESERVE     WELFARE      RESERVE                              HEDGING
                        SHARE        FUND        FUND         FUND     REVALUATION  CAPITAL      RESERVE     RETAINED
                       PREMIUM     (NOTE (b))  (NOTE (c))   (NOTE (d))   RESERVE    RESERVE     (NOTE 40)    PROFITS       TOTAL
                       RMB'000      RMB'000     RMB'000      RMB'000     RMB'000     RMB'000     RMB'000      RMB'000     RMB'000
GROUP
  AT 1 JANUARY
2003                 1,006,455      106,809     106,727       27,989     504,957    (720,057)     (28,225)   1,507,498   2,512,153
  UNREALISED
LOSSES
    ON CASHFLOW
    HEDGES (NOTE
40)
      - GROSS                -            -           -            -           -            -     (71,573)           -     (71,573)
      - TAX                  -            -           -            -           -            -      10,736            -      10,736
  REALISED LOSSES
ON
    CASHFLOW
    HEDGES (NOTE
40)
      - GROSS                -            -           -            -           -            -      13,156            -      13,156
      - TAX                  -            -           -            -           -            -      (1,973)           -      (1,973)
  RELEASE OF
RESERVES
    UPON
DISPOSALS OF
AIRCRAFT
      - GROSS                -            -           -            -     (16,787)           -           -       16,787           -
      - TAX                  -            -           -            -       2,518            -           -            -       2,518
  LOSS
ATTRIBUTABLE TO
    SHAREHOLDERS             -            -           -            -           -            -           -     (949,816)   (949,816)
  TRANSFER FROM
RETAINED
    PROFITS TO
RESERVES
    (NOTE (A))               -       36,689      35,821            -           -            -           -      (72,510)          -
                     ---------   ----------    --------     --------    --------    ---------    --------    ---------  ----------
  AT 31 DECEMBER
2003                 1,006,455      143,498     142,548       27,989     490,688     (720,057)    (77,879)     501,959   1,515,201
                     =========   ==========    ========     ========    ========    =========    ========   ==========  ==========
COMPANY
  AT 1 JANUARY
2003                 1,006,455       77,214      77,214       27,908     517,549     (720,057)    (28,225)   1,297,904   2,255,962
  UNREALISED
LOSSES
    ON CASHFLOW
    HEDGES (NOTE
40)
      - GROSS                -            -           -            -           -            -     (71,573)           -     (71,573)
      - TAX                  -            -           -            -           -            -      10,736            -      10,736
  REALISED LOSSES
ON
    CASHFLOW
    HEDGES (NOTE
40)
      - GROSS                -            -           -            -           -            -      13,156            -      13,156
      - TAX                  -            -           -            -           -            -      (1,973)           -      (1,973)
  RELEASE OF
RESERVES UPON
    DISPOSALS OF
AIRCRAFT
      - GROSS                -            -           -            -     (80,812)           -           -       80,812           -

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      - tax                  -            -           -            -      12,122            -           -            -      12,122
Loss for the year            -            -           -            -           -            -           -   (1,247,467) (1,247,467)
                     ---------   ----------    --------     --------    --------    ---------   --------     ---------  ----------
At 31 December
2003                 1,006,455       77,214      77,214       27,908     448,859     (720,057)   (77,879)      131,249     970,963
                     =========   ==========    ========     ========    ========    =========    ========   ==========  ==========

(a) For the year ended 31 December 2004, under the PRC Accounting Regulations, the profit for the year of the Company is used to offset the loss incurred in 2003. Accordingly, no profit appropriation of the Company to reserves has been made for the year ended 31 December 2004 (2003: nil). Transfer from retained profits to reserves for the year represents the profit appropriation to reserves of certain subsidiaries of the Company.

(b) Pursuant to PRC regulations and the Company's Articles of Association, the Company is required to transfer 10% of its profit for the year, as determined under the PRC Accounting Regulations, to statutory common reserve fund until the fund aggregates to 50% of the Company's registered capital.

      Statutory common reserve fund can be used to make good previous years' losses, if any, and to issue new shares to shareholders in proportion to their existing shareholdings or to increase the par value of the shares currently held by them, provided that the balance after such issue is not less than 25% of the registered capital.

(c) Pursuant to PRC regulations and the Company's Articles of Association, the Company is required to transfer 5% to 10% of its profit for the year, as determined under the PRC Accounting Regulations, to the statutory common welfare fund. This fund can only be used to provide staff welfare facilities and other collective benefits to the Company's employees. This fund is non-distributable other than in liquidation.

(d) The Company is allowed to transfer 5% of the profit for the year as determined under the PRC Accounting Regulations, to discretionary common reserve fund. The transfer to this reserve is subject to the approval by shareholder's meetings.

30. DEFERRED TAXATION

      As at 31 December 2004, the deferred tax assets and liabilities (prior to offsetting of balances within the same tax jurisdiction) were made up of taxation effects of the followings:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                     2004                              2003
                         CURRENT  NON-CURRENT     TOTAL    Current  Non-current   Total
                         RMB'000     RMB'000    RMB'000    RMB'000    RMB'000    RMB'000
GROUP
Deferred tax assets:-
  Tax losses carried
forward                        -    349,562    349,562          -    312,916    312,916
  Provision for
   obsolete flight
    equipment and
     spare parts               -     54,014     54,014          -     41,960     41,960
  Repair cost on
flight equipment               -    119,039    119,039          -    160,541    160,541
  Provision for
   post-retirement
    benefits               4,192     91,060     95,252      2,999     86,734     89,733
     Other accrued
      expenses           104,493     16,211    120,704    108,518     13,744    122,262
                        --------    -------   --------   --------   --------   --------
                         108,685    629,886    738,571    111,517    615,895    727,412
  Less: unrecognised
    assets                     -   (252,120)  (252,120)         -   (258,515)  (258,515)
                        --------    -------   --------   --------   --------   --------
                         108,685    377,766    486,451    111,517    357,380    468,897
                        --------    -------   --------   --------   --------   --------
Deferred tax
liabilities:-
  Provision for
   overhaul                    -   (106,128)  (106,128)         -   (103,853)  (103,853)
  Depreciation and
   amortisation                -   (737,775)  (737,775)         -   (705,385)  (705,385)
                        --------    -------   --------   --------   --------   --------
                               -   (843,903)  (843,903)         -   (809,238)  (809,238)
                        --------    -------   --------   --------   --------   --------
Deferred tax
assets/(liabilities),
  net                    108,685   (466,137)  (357,452)   111,517   (451,858)  (340,341)
                         =======   ========   ========   ========   ========   ========

COMPANY
Deferred tax assets:-
  Tax losses carried
    forward                    -    349,562    349,562          -    312,916    312,916
  Provision for
   obsolete flight
    equipment and
     spare parts               -     53,108     53,108          -     43,660     43,660
Repair cost on flight
equipment                      -    120,071    120,071          -    161,573    161,573
  Provision for
   post-retirement
    benefits               3,866     78,161     82,027      2,795     77,900     80,695
  Other accrued
   expenses               66,838     16,211     83,049     64,371     13,744     78,115
                        --------    -------   --------   --------   --------   --------
                          70,704    617,113    687,817     67,166    609,793    676,959
  Less: unrecognised
   assets                      -   (252,120)  (252,120)         -   (258,515)  (258,515)
                        --------    -------   --------   --------   --------   --------
                          70,704    364,993    435,697     67,166    351,278    418,444
                        --------    -------   --------   --------   --------   --------
Deferred tax
liabilities:-
  Provision for
   overhaul                    -    (60,619)   (60,619)         -    (60,441)   (60,441)
  Depreciation and
    amortisation               -   (715,481)  (715,481)         -   (672,639)  (672,639)
                        --------    -------   --------   --------   --------   --------
                               -   (776,100)  (776,100)         -   (733,080)  (733,080)
                        --------    -------   --------   --------   --------   --------
Deferred tax
assets/(liabilities),
  net                     70,704   (411,107)  (340,403)    67,166   (381,802)  (314,636)
                         =======   ========   ========   ========   ========   ========

      Deferred income tax assets and liabilities are offset when there is a legally enforceable right to set off current tax assets against current liabilities and when the deferred income taxes relate to the same authority. The following amounts, determined after appropriate offsetting, are shown in the balance sheets:

                                 GROUP                   COMPANY
                             2004        2003        2004        2003
                            RMB'000     RMB'000     RMB'000     RMB'000
Deferred tax assets         395,465     399,771     344,711     349,318
Deferred tax liabilities   (752,917)   (740,112)   (685,114)   (663,954)
                           --------    --------    --------    --------
                           (357,452)   (340,341)   (340,403)   (314,636)
                           ========    ========    ========    ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      In accordance with PRC tax law, tax losses may be carried forward against future taxable income for a period of five years. As at 31 December 2004, the Company had tax losses carried forward of approximately RMB2,330 million (2003:
RMB2,086 million) which will expire between 2006 and 2009, available to set off against the Company's future taxable income. For the year ended 31 December 2004, the Company did not recognise RMB252,120,000 (2003: RMB258,515,000) of deferred tax asset arising from the tax losses available as management believe it was more likely than not that such tax losses would not be realised before they expire.

      Movement in net deferred taxation liability is as follows:-

                                                 GROUP                  COMPANY
                                           2004        2003        2004        2003
                                          RMB'000     RMB'000     RMB'000     RMB'000
At 1 January                              340,341     232,825     314,636     217,941
Charged/(credited) to income statement     19,578     118,797      28,234     117,580
Charged/(credited) to equity
  - revaluation reserves                        -      (2,518)          -     (12,122)
  - unrecognised losses on
      cashflow hedges                      (2,467)     (8,763)     (2,467)     (8,763)
                                         --------    --------    --------    --------

At 31 December                            357,452     340,341     340,403     314,636
                                         ========    ========    ========    ========

31. LONG-TERM PORTION OF OTHER PAYABLE

                                              GROUP AND COMPANY
                                              2004        2003
                                             RMB'000     RMB'000
At 1 January                                 151,860     172,250
Less: instalments paid during the year       (30,000)    (30,000)
                                            --------    --------

                                             121,860     142,250
Interest accrued during the year (note 6)      8,344       9,610
                                            --------    --------

At 31 December                               130,204     151,860
Less: Current portion (note 23)              (30,000)    (30,000)
                                            --------    --------

Long-term portion                            100,204     121,860
                                            ========    ========

      Balance is unsecured, accrue interest at an effective rate of 6.21% and is repayable by annual instalment of RMB30 million (before taking into account of time value) up to year 2009.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

32. MINORITY INTERESTS

                                                  GROUP
                                             2004       2003
                                            RMB'000    RMB'000
At 1 January                                522,713    404,517
Contributions from minority shareholders    218,387      5,765
Dividends paid to minority shareholders     (60,000)         -
Share of profits of subsidiaries            150,108    112,431
                                           --------    -------

At 31 December                              831,208    522,713
                                           ========    =======

33. RETIREMENT BENEFIT PLANS AND POST-RETIREMENT BENEFITS

(a) Defined contribution retirement schemes

      (i) Pension

            Substantially all of the Group employees are eligible to participate in the Group's retirement schemes. The Group participates in defined contribution retirement schemes organised by the municipal governments of the various provinces in which the Group operates. The Group is required to make annual contributions to the schemes at rates ranging from 20% to 22% of salary costs including certain allowances calculated in the prior year. Employees contribute at rates ranging from 7% to 8% of their basic salaries. The Group has no other material obligation for the payment of retirement benefits beyond the annual contributions under these schemes. For the year ended 31 December 2004, the Group's pension cost charged to the income statement amounted to RMB146,500,000 (2003: RMB121,200,000).

      (ii) Medical insurance

            In 1998, the State Council announced that each municipal government should introduce a medical insurance scheme for employees and retirees of all enterprises, of which the detailed policies and regulations were to be set out by individual municipal government.

            In the end of 2000, the Shanghai Municipal Government promulgated the detailed policies and regulations of its medical insurance scheme. In January 2001, the Group joined this scheme under which the Group and its employees contribute approximately 12% and 2% of the employee's basic salaries to the scheme respectively. The Group has no other

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      obligation for the payment of medical expense beyond the annual contributions. For the year ended 31 December 2004, the Group's medical insurance contribution charged to the income statement amounted to RMB76,288,000 (2003: RMB65,012,000).

(b) Post retirement benefits

      In addition to the above retirement schemes, the Group provides retirees with post-retirement benefits including transportation subsidies, social function activities subsidies as well as other welfare. The expected cost of providing these post-retirement benefits is actuarially determined and recognised by using the projected unit credit method, which involves a number of assumptions and estimates including the rate of inflation, discount rate and employees' turnover ratio.

      (i) As at 31 December 2004, the post-retirement benefit obligations recognised in the balance sheets of the Group and the Company were as follows:-

                                        GROUP                  COMPANY
                                   2004         2003        2004        2003
                                  RMB'000      RMB'000    RMB'000     RMB'000
Present value of unfounded
  post-retirement benefit
  obligations                      538,428     514,351     462,997     440,362
Unrecognised actuarial gains        51,704      51,170      34,948      48,702
                                  --------    --------    --------    --------
Post-retirement benefit
  obligations                      590,132     565,521     497,945     489,064
Less: current portion (note 23)    (27,500)    (19,750)    (25,771)    (18,635)
                                  --------    --------    --------    --------
Post-retirement benefit
  obligations
    - long-term portion            562,632     545,771     472,174     470,429
                                  ========    ========    ========    ========

      (ii)  Changes in post-retirement benefit obligations are as follows:-

                                        GROUP                   COMPANY
                                    2004        2003        2004        2003
                                   RMB'000     RMB'000     RMB'000     RMB'000
At 1 January                       565,521     544,677     489,064     466,068
Current service cost                20,849      13,064      17,497      11,262
Interest on obligation              29,857      27,235      25,058      23,474
Actuarial loss recognised              998           -         998           -
Payment made in the year           (27,093)    (19,455)    (26,067)    (18,712)
Transfer (to)/from subsidiaries          -           -      (8,605)      6,972
                                  --------    --------    --------    --------

At 31 December                     590,132     565,521     497,945     489,064
                                  ========    ========    ========    ========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      (iii) The costs of post-retirement benefits were recognised under wages, salaries and benefits in the consolidated income statement for the year as follows:-

                                 GROUP
                             2004     2003
                            RMB'000  RMB'000
Current service cost        20,849   13,064
Interest on obligation      29,857   27,235
Actuarial loss recognised      998        -
                            ------   ------
Total (note 5)              51,704   40,299
                            ======   ======

      (iv) Principal actuarial assumptions at the balance sheet date are as follows:-

                                        GROUP
                                    2004       2003
Discount rate                       5.00%     5.00%
Annual rate of increase of per
  capita benefit payment            1.50%     1.50%
Employees turnover rate             3.00%     3.00%
                                    ====      ====

34. STAFF HOUSING BENEFITS

(a) Staff housing fund

      In accordance with the PRC housing reform regulations, the Group is required to make contribution to the State-sponsored housing fund at a range from 1% to 15% (2003: 1% to 15%) of the specified salary amount of its PRC employees. At the same time, the employees are required to make contribution equal to the Group's contribution out of their salaries. The employees are entitled to claim the entire sum of the fund contribution under certain specified withdrawal circumstances. For the year ended 31 December 2004, the Group's contributions to the housing funds amounted to RMB94,200,000 (2003:
RMB65,300,000) which is charged to the income statement.

(b) Staff housing allowances

      Upon the issuance of the government circulars in 2000, the Company's directors estimated a provision of approximately RMB80,179,000 for staff housing allowance payable to eligible employees who joined in the Group prior to 1998 with reference to staff housing policies already set out by certain provincial governments then. Such provision for staff housing benefits is included in other payables in the Group's consolidated balance sheet as at 31 December 2002.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      In October 2003, the Board of directors approved a new staff housing policy (the "New Staff Housing Policy") which is extended to cover all existing staff who have not been allocated sufficient housing quarters. The benefit level given to the staff under the New Staff Housing Policy is generally higher as compared to the policies to which the Company's directors made reference in 2000.

      Under the New Staff Housing Policy, staff who have not been allocated with any housing quarters or who have not been allocated with a quarter up to the minimum area as set out in the New Staff Housing Policy are entitled to a cash allowance. An eligible staff's entitlement is calculated based on area of quarter entitled and the unit price as set out in the New Staff Housing Policy. The total entitlement is principally vested over a period of 20 years. Upon an employee's resignation, his or her entitlement will cease and any unpaid entitlement related to past services will be paid. Upon the establishment of the New Staff Housing Policy, employees are entitled to a portion of the total entitlement already accrued based on his or her past service period. Such entitlement will be paid over a period of 4 to 5 years. The Group recognised a provision of RMB 340,642,000 as related to its present obligation for its employee's staff housing entitlements, RMB 85,973,000 of which is classified as current portion in other payables in the Group's consolidated balance sheet as at 31 December 2003 (note 23). The incremental obligation of RMB 260,463,000 for staff housing benefits as a result of the New Staff Housing Policy was charged to the 2003's income statement.

      For the year ended 31 December 2004, the staff housing benefit provided under the New Staff Housing Policy amounted to RMB29,253,000 and is charged to the income statement.

35.   SUPPLEMENTARY INFORMATION TO THE CONSOLIDATED CASHFLOW STATEMENT

                                                    2004         2003
                                                   RMB'000      RMB'000
Investing activities not affecting cash:-
  Discounts on aircraft acquisition used for
    purchases of flight equipment and spare parts           -   50,220
Financing activities not affecting cash:-
  Finance lease obligations incurred for
    acquisition of aircraft                         3,177,225        -
                                                    =========   ======

36. COMMITMENTS AND CONTINGENT LIABILITIES

(a) Capital commitments

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      As at 31 December 2004, the Group and the Company had the following capital commitments:-

                                              GROUP                    COMPANY
                                         2004        2003          2004         2003
                                        RMB'000     RMB'000       RMB'000      RMB'000
Authorised and contracted for:-
  - Aircraft and related equipment     8,791,472    7,668,801    8,791,472    7,668,801
  - Other                                437,574      358,415      406,494      358,415
                                      ----------   ----------   ----------   ----------

                                       9,229,046    8,027,216    9,197,966    8,027,216
                                      ----------   ----------   ----------   ----------
Authorised but not contracted for:-
  - Aircraft and related equipment     3,533,000      723,000    1,900,000            -
  - Additional investment in
     subsidiaries                              -            -            -      992,183
  - Other                              2,381,710    1,122,526    2,117,727    1,054,650
                                      ----------   ----------   ----------   ----------

                                       5,914,710    1,845,526    4,017,727    2,046,833
                                      ==========   ==========   ==========   ==========

                                      15,143,756    9,872,742   13,215,693   10,074,049
                                      ==========   ==========   ==========   ==========

      The above commitments mainly include amounts for acquisition of five A320, two A321, twenty A330, six B737, five A319 and five ERJ145 aircraft (2003: ten A320, two A340, four A321 aircraft and two A340 engines) for delivery between 2005 and 2008 (2003: between 2004 and 2005).

      Contracted expenditures for the above aircraft and related equipment, including deposits prior to delivery, subject to an inflation increase built in the contracts and any discounts available upon delivery of the aircraft, were expected to be paid as follows:-

                               GROUP AND COMPANY
                                     2004
                                    RMB'000
2005                               6,945,235
2006                               1,350,420
2007                                 495,817
                                   ---------

                                   8,791,472
                                   =========

(b) Operating lease commitments

      As at 31 December 2004, the Group and the Company had commitments under operating leases to pay future minimum lease rentals as follows:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                  2004                        2003
                                          AIRCRAFT                    Aircraft
                                         AND FLIGHT     LAND AND     and flight    Land and
                                         EQUIPMENT     BUILDINGS     equipment     buildings
                                          RMB'000       RMB'000       RMB'000       RMB'000
GROUP
Within one year                          1,024,857        19,287     1,063,619        49,532
In the second year                       1,095,792        14,874     1,134,669        12,284
In the third to fifth year inclusive     3,094,495        25,401     2,735,477        24,413
After the fifth year                       550,310        22,139     1,145,355        11,206
                                         ---------       -------     ---------        ------

                                         5,765,454        81,701     6,079,120        97,435
                                         =========        ======     =========        ======

COMPANY
Within one year                            831,187        19,207       869,944        45,343
In the second year                         902,122        14,794       940,995        12,175
In the third to fifth year inclusive     2,397,661        25,379     1,910,171        24,313
After the fifth year                       550,310        22,139     1,080,134        11,206
                                         ---------       -------     ---------        ------

                                         4,681,280        81,519     4,801,244        93,037
                                         =========        ======     =========        ======

37.   SEGMENTAL REPORTING

(a)   Primary reporting format by business segment

      The Group operates in one business segment which is the common carriage of passengers, cargo and mail over various routes authorised by CAAC.

(b)   Secondary reporting format by geographical segment

      The Group's turnover and segment results by geographical segments is analysed as follows:-

                                                                            OTHER
                               DOMESTIC     HONG KONG        JAPAN       COUNTRIES(*)       TOTAL
                               RMB'000       RMB'000        RMB'000         RMB'000        RMB'000
2004
TRAFFIC REVENUES
  - PASSENGER                 8,283,701      2,186,810      1,466,070      3,421,033     15,357,614
  - CARGO AND MAIL              298,846        592,008        647,181      2,890,325      4,428,360
                              ---------      ---------      ---------      ---------     ----------
                              8,582,547      2,778,818      2,113,251      6,311,358     19,785,974
OTHER OPERATING REVENUES      1,163,205         22,223         16,900         50,474      1,252,802
                              ---------      ---------      ---------      ---------     ----------
TURNOVER                      9,745,752      2,801,041      2,130,151      6,361,832     21,038,776
                              ---------      ---------      ---------      ---------     ----------
SEGMENT RESULTS                 226,803        388,497        238,192        471,263      1,324,755
                              ---------      ---------      ---------      ---------
UNALLOCATED INCOME (NOTE 4)                                                                 154,422
                                                                                          ---------
OPERATING PROFIT                                                                          1,479,177
                                                                                          =========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

2003
Traffic revenues
  - Passenger                 5,591,640       1,627,093        977,610      2,064,684     10,261,027
  - Cargo and mail              279,003         390,088        588,361      1,929,532      3,186,984
                              ---------       ---------      ---------      ---------     ----------
                              5,870,643       2,017,181      1,565,971      3,994,216     13,448,011
Other operating revenues        788,811          10,738          8,336         21,262        829,147
                              ---------       ---------      ---------      ---------     ----------
Turnover                      6,659,454       2,027,919      1,574,307      4,015,478     14,277,158
                              ---------       ---------      ---------      ---------     ----------
Segment results                (576,838)        224,683        190,042        322,686        160,573
                              ---------       ---------      ---------      ---------
Unallocated income (note 4)                                                                   60,890
                                                                                           ---------
Operating profit                                                                             221,463
                                                                                           =========

(*) include U.S., Europe and other Asian countries

      The major revenue-earning assets of the Group are its aircraft fleet, all of which are registered in the PRC. Since the Group's aircraft fleet is deployed flexibly across its route network, there is no suitable basis of allocating such assets and the related liabilities to geographical segments and hence segment assets and capital expenditure by segment has not been presented.

38.   RELATED PARTY TRANSACTIONS

(a)   Balances with related companies

      (i)   Amounts due from/to fellow subsidiaries

            Amounts due from/to fellow subsidiaries arising from trading activities are unsecured, interest free and with no fixed terms of repayment. As at 31 December 2004, such balances mainly included the following:-

            China Eastern Air Northwest Company ("CEA Northwest")

            Amount of RMB118,433,000 (2003: RMB217,680,000) due to CEA Northwest comprised amount of air tickets sold by CEA but uplift by CEA Northwest and operating lease rental charges for aircraft.

            China Eastern Air Yunnan Company ("CEA Yunnan")

            Amount of RMB42,087,000 due from CEA Yunnan (2003: amount due to CEA Yunnan RMB129,789,000) comprised amount of air tickets sold by CEA but uplift by CEA Yunnan and operating lease rental charges for aircraft.

            Nanjing Airlines Co., Ltd. ("Nanjing Airlines")

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            Amount of RMB44,370,000 (2003: RMB15,535,000) due from Nanjing Airlines comprised operating lease rental charges for aircraft.

      (ii)  Amounts due from/to associates

            China Eastern Airlines Wuhan Co., Ltd. ("CEA Wuhan Airlines")

            Amount of RMB19,063,000 (2003: RMB36,099,000) due to CEA Wuhan Airlines comprised amount of air tickets sold by CEA but uplift by CEA Wuhan Airlines and operating lease rental income for operating lease of aircraft.

            Eastern Aviation Import & Export Co., Ltd. ("EAIEC")

            Amount of RMB47,093,000 (2003: RMB509,249,000) due to EAIEC
            comprised prepayments and purchases of flight equipment and flight equipment spare parts payable to EAIEC.

            Shanghai Dongmei Aviation Travel Co., Ltd. ("SDATC")

            Amount of RMB39,485,000 (2003: RMB24,940,000) due from SDATC represented amount of tickets sold by SDATC.

      (iii) Short-term deposits with an associate

            The Group and the Company have short-term deposits of RMB413,870,000 and RMB43,207,000 (2003: RMB214,241,000 and RMB88,124,000) respectively placed with Eastern Air Group Finance Co., Ltd. ("EAGF"), an associate. The short-term deposits yield interest at an average rate of 0.72% per annum (2003: 0.72% per annum).

      (iv)  Short-term loans from an associate

            The Group and the Company have short-term loans of RMB140,765,000 and RMB132,765,000 (2003: RMB860,000,000 and RMB830,000,000) respectively from EAGF. During the year ended 31 December 2004, the weighted average interest rate on the loan was 4.5% per annum (2003: 4.54% per annum).

(b)   Guarantee by the holding company

      As at 31 December 2004, unsecured long-term bank loans of the Group and the Company with aggregate amount of RMB2,122,600,000 (2003: RMB1,944,200,000) are guaranteed by CEA Holding (note 26).

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

(c)   Related party transactions

      Except as disclosed in note 8 of the financial statement, the Group had the following material transactions with its related parties during the year ended 31 December 2004, which were, in the opinion of the directors, carried out in the normal course of business:-

      (i)   Sublease arrangement with CEA Northwest

            During the year ended 31 December 2004, the Company entered into operating lease agreements with two third-party lessors to lease six A320 aircraft. These aircraft were operated by CEA Northwest from the effective date of the relevant lease to the date of agreement being modified (refer below for details). No agreements were entered into between the Company and CEA Northwest regarding the arrangement, nor written consents obtained from the lessors for the operation of the six A320 by CEA Northwest. Under the lease arrangement, the Company is liable to the lessors for all obligations under the lease agreement. Upon the Board of Directors being notified of the arrangement in August 2004, it appropriately took action and the Company entered into agreements in December 2004 and April 2005 with the third-party lessors, CEA Northwest, and the relevant leasing company to modify the original lease agreement (the "Novation and Amendment Agreements") to completely relieve the Company of the lease obligations for the lease arrangements. From the inception of the lease to the effective date of the Novation and Amendment Agreements, the Company charged CEA Northwest the same amount it paid to the third-party lessors for use of the six A320 aircraft.

            Under the Novation and Amendment Agreements, the Company was relieved from all obligations related to the original lease arrangements from the inception of the lease and CEA Northwest will become the sole lessee to the amended lease agreements. During 2004, prior to the execution of the Novation and Amendment Agreements, the Company account for the arrangement as a sublease, the lease income of RMB83,241,000 from CEA Northwest are recorded as other operating income, and the same amount paid to the third-party lessors as lease expense.

      (ii)  Rescission of lease arrangements with fellow subsidiaries

            During the year ended 31 December 2004, the Group entered into certain lease arrangements to lease aircraft from fellow subsidiaries to operate on certain of the Company's air routes. In connection with the lease arrangements, the Company operated the aircraft, recognising traffic revenue and expenses, relating to payments to independent third parties for fuel, take-off and landing fees, and other costs related to the operation of those aircraft.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

            Under PRC Company Law and applicable stock exchange listing rules, certain related party transactions meeting specified thresholds, including lease transactions, require prior approval by the Board of Directors, including the independent directors. Certain of the lease arrangements to lease three A310 aircraft from CEA Northwest and three Bae146 aircraft from Nanjing Airlines, a subsidiary of CEA Northwest, (collectively, the "Leased Aircraft") in 2004 had not been properly authorised and approved in advance by the Board of Directors. Accordingly, as such lease arrangements were not properly approved in advance, the Board of Directors resolved in August and December 2004 to terminate the lease arrangements, and agreement was reached with CEA Northwest to terminate such arrangements. In connection with the termination of the lease arrangements, the Company and CEA Northwest agreed to retroactively rescind the transactions from the inception of the lease arrangements as permitted under PRC laws. The Company has been advised by its external PRC counsel that under PRC law, a transaction can be rendered invalid from inception upon agreement by all parties. However, under IFRS, because the Group actually operated the Leased Aircraft in its normal business operations during the period from the inception to rescission of the lease, the air traffic revenue of RMB440,864,000 and related operating costs of RMB573,893,000 (including the lease charges of RMB192,098,000 and RMB44,695,000 payable to CEA Northwest and Nanjing Airlines respectively) have been recognised in the financial statements of the Company. The impact of the retroactive rescission of the CEA Northwest lease arrangements was for CEA Northwest and Nanjing Airlines to waive amounts owed by the Group totaling RMB133,029,000 (the "Settlement Amount"), which represents the operating losses incurred on the operation of the Leased Aircraft during 2004. The Settlement Amount was in effect an extinguishment of a financial liability through a reduction of the Group's inter-company payable account with CEA Northwest or Nanjing Airlines, as applicable. The Settlement Amount was recognised as non-operating income for the year ended 31 December 2004 due to its nature being that of a financing transaction. The action of the Board of Directors to disapprove and retroactively rescind such arrangement, with consent from CEA Northwest or Nanjing, was to ensure that the Group's financial position being restored to what it would have been had the lease arrangements never been entered into.

      (iii) In addition to the transaction disclosed above, the Group had the following transactions, with its related parties during the year ended 31 December, 2004:-

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

                                                                 INCOME/
                                                          (EXPENSES, PAYMENTS OR
                                                         PURCHASE CONSIDERATION)
                                                           2004           2003
NATURE OF TRANSACTION              RELATED PARTY         RMB'000        RMB'000
WITH CEA HOLDING OR
  COMPANIES DIRECTLY OR
  INDIRECTLY HELD BY CEA
  HOLDING:-
Interest income on deposits at     EAGF                     4,897         4,096
  rates of 0.72% per annum
  (2003: 0.72% per annum)

Interest expenses on loans at      EAGF                   (1,150)        (6,396)
  rates of 4.5% per annum
  (2003: 4.54% per annum)

Commission income on               - CEA Northwest         93,062        51,667
  carriage service provided by     - CEA Yunnan            81,517        50,442
  other airlines with air tickets  - CEA Wuhan Airlines    32,396        28,964
  sold by the Group at fixed
  rates ranging from 3% to 9%
  of value of tickets sold

Commission expenses on air         - Shanghai Tourism     (13,201)       (6,046)
  tickets sold on behalf of the        Company
  Group at rates ranging from          (Hong Kong)
  3% to 9% of value of tickets         Limited
  sold
                                   - CEA Northwest        (14,181)      (17,776)
                                   - CEA Yunnan           (22,494)      (10,743)
                                   - Certain other        (19,402)      (25,466)
                                       subsidiaries
                                       of CEA Holding
                                   - CEA Wuhan            (32,396)       (8,547)
                                   - Airlines
                                   - SDATC                 (8,228)      (24,940)

Handling charges of 0.1% to        EAIEC                  (34,270)      (21,393)
  2% for purchase of aircraft,
  flight, equipment flight
  equipment spare parts and
  other fixed assets

Ticket reservation service         TravelSky Technology   (86,311)      (71,884)
  charges for utilisation of         Limited
  computer reservation system

Repairs and maintenance            CEA Northwest           (9,535)            -
  expenses for ground service
  facilities

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Repairs and maintenance            Shanghai Eastern             (25,445)   (25,361)
  expenses or aircraft and            Union Aviation
  engines                             Wheels & Brakes
                                      Overhaul Engineering
                                      Co., Ltd.

Lease rental income from           CEA Wuhan Airlines            38,239     31,209
  operating lease of aircraft

Lease rental charges for           - CEA Northwest             (199,188)   (69,118)
  operating lease of aircraft      - Nanjing Airlines                 -    (23,348)
                                   - CEA Yunnan                 (86,341)   (27,726)
Source of food and beverages       - Eastern Air (Shantou)      (57,623)   (36,413)
                                      Economic Development
                                      Co., Ltd.
                                   - China Eastern Air         (188,406)          -
                                      Catering Investment
                                      Co., Ltd
                                   - Shanghai Eastern                 -    (96,984)
                                      Air Catering Co., Ltd
                                   - Qilu Eastern Air                 -     (5,285)
                                      Catering Co., Ltd.
                                   - Qingdao Air Service              -     (2,518)
                                      Co., Ltd.

Advertising expenses               Eastern Aviation              (5,629)    (2,676)
                                     Advertising Service
                                     Co., Ltd. ("EAASC")

Purchase of aviation               Shanghai Eastern             (14,850)    (3,149)
  equipment                          Aviation Equipment
                                     Manufacturing
                                     Corporation

Rental expenses                    Shanghai Eastern              (5,582)    (5,945)
                                     Aviation Equipment
                                     Manufacturing
                                     Corporation

Investment in China Eastern        CEA Holding                   (5,000)         -
  Air Real Estate Investment
  Co., Ltd.,a company 95%
  owned by CEA Holding

Investment in an associate,        CEA Holding                        -    (43,820)
  Eastern Aviation Import &
  Export Co. Ltd., a company
  55% owned by CEA Holding

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

Investment in an associate,        CEA Holding                -           (157,500)
  China Eastern Air Catering
  Investment Co., Ltd., 55%
  interests of which is owned
  by CEA Holding

Investment in an associate,        CEA Holding                -             (6,828)
  Shanghai Dongmei Aviation
  Travel Co., Ltd., 55%
  interests of which is
  owned by CEA Holding

      (iv)  Other related party arrangements with CEA Northwest/CEA Yunnan

            In addition to the related party transactions disclosed above, the Company also has other non-monetary arrangements with CEA Northwest and CEA Yunnan as follows:

            - Air routes - In the PRC, air routes are assigned by CAAC. The Company has permitted CEA Northwest and CEA Yunnan to use some of the air routes allocated to the Company during the year of 2004 at no charge to CEA Northwest or CEA Yunnan, as applicable, as the Company did not have sufficient capacity to fully utilise those air routes.

            - Inter-airline billing code - As with all other airlines in the PRC, the Company pays a processing fee to CAAC for use of the ticket settlement system based on the volume of the tickets processed. At the direction of CAAC, the Company has permitted CEA Northwest and CEA Yunnan to use the Company's unique inter-airline billing code ("781") at no incremental charge other than amounts paid to CAAC to facilitate ticket settlement between the airlines. Internal administrative cost for ticket handling and processing are not charged to CEA Northwest and CEA Yunnan.

      (v)   Related party transaction of an associate

            China Eastern Air Catering Investment Co., Ltd, an associate of the Company in which the Company and CEA Holding hold 45% and 55% interest respectively, acquired certain subsidiaries from CEA Holding in an aggregate consideration of RMB263,804,000 during the year ended 31 December 2004.

(d) In accordance with a specific exemption in IAS 24, "Related Party Disclosure", the Group does not accumulate or disclose transactions with other state-owned enterprises as related party transactions.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

39.   FINANCIAL RISK MANAGEMENT

      Financial assets of the Group mainly include short-term deposits and bank balances, deposits with and amounts due from related companies, trade receivables, long-term receivables, bank deposits, short-term investments and derivative assets. Financial liabilities of the Group include bank and other loans, obligations under finance leases, amounts due to related companies, trade payables, notes payables, derivative liabilities and other payables.

(a)   Business risk

      The operations of the air transportation industry are substantially influenced by global political and economic development. Accidents, wars, natural disasters, etc. may have material impact on the Group's operations or the industry as a whole. In addition, the Group conducts its principal operations in the PRC and accordingly is subject to special consideration and significant risks not typically associated with companies in the United States of America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, competition and influence of CAAC in the PRC civil aviation industry.

(b)   Price risk

      The Group's results of operations may be significantly affected by the fluctuation of the fuel prices which is a significant expense for the Group. While the international fuel prices are determined by worldwide market demand and supply, domestic fuel prices are regulated by CAAC. It is the Group's plan to strengthen the control over the fuel price risk through financial derivatives.

(c)   Interest rate risk

      The Group has significant bank borrowings and is exposed to risk arising from changes in market interest rates. To hedge against the variability in the cashflow arising from a change in market interest rates, the Group entered into certain interest rate swaps during the year (note 40(a)). The interest rates and terms of repayment of loans made to the Group are disclosed in notes 25, 26 and 27.

(d)   Credit risk

      The Group has no significant concentrations of credit risk. The Group has policies in place to ensure that sales of products and services are made to customers with an appropriate credit history. The Group also receives deposit from customers and counter-parties, where appropriate, if they

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

require credit. A major portion of sales is conducted through sales agents and majority of these agents is connected to various settlement plans and/or clearing systems which have tight requirements on credit standing of these agents.

      Transactions in relation to derivative financial instruments are only carried out with financial institutions of high reputation. The Group has policies that limit the amount of credit exposure to any one financial institution.

      (i)   Deposits with an associate and cash and bank balances

            Substantially all the Group's cash and bank balances are placed with a number of international and PRC banks and an associate, EAGF. Amount placed with any one institution is subject to a cap. Regular assessment of credit ratings on these institution has been performed. Details of deposits placed with EAGF have been disclosed in note 38(a)(iii).

      (ii)  Trade receivables

            These are mainly tickets sales receivable from sales agents and receivables related to uplifts by the Company on behalf of other carriers which are spread among numerous third parties.

      (iii) Other receivables

      These are spread among numerous third parties.

(e)   Liquidity risk

      The Group's primary cash requirements have been for additions of and upgrades on aircraft and flight equipment and payments on related debts. The Group finances its working capital requirements through a combination of funds generated from operations and short-term bank loans. The Group generally acquires aircraft through long-term finance leases. To take advantage of the low interest rate for long-term loans, recently the Group also purchased certain number of aircraft through long-term loans from banks in the PRC.

      The Group generally operates with a working capital deficit. As at 31 December 2004, the Group's net current liabilities amounted to RMB 12,502 million (2003: RMB9,941 million). For the year ended 31 December 2004, the Group recorded a net cash inflow from operating activities of RMB3,266 million (2003:
RMB3,163 million), a net cash outflow from investing activities and

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

financing activities of RMB2,745 million (2003: RMB3,541 million), and an increase in cash and cash equivalents of RMB521 million (2003: decrease of RMB378 million).

      The directors of Company believe that cash from operations and short-term bank borrowings will be sufficient to meet the Group's operating cashflow. Due to the dynamic nature of the underlying businesses, the Group treasury aims at maintaining flexibility in funding by keeping credit lines available. The directors of the Company believe that the Group has obtained sufficient general credit facilities from PRC banks for financing future capital commitments and for working capital purposes.

(f)   Foreign currency risk

      The Group's finance lease obligation as well as certain bank and other loans are denominated in US dollars, Japanese Yen and Euro, and certain expenses of the Group are denominated in currencies other than RMB. The Group generates foreign currency revenues from ticket sales made in overseas offices and would normally generate sufficient foreign currencies after payment of foreign currency expenses, to meet its foreign currency liabilities repayable within one year. RMB against US dollars had been comparatively stable in the past. However, RMB against Japanese Yen and Euro had experienced a significant level of fluctuation over the past two years which is the major reason for the significant exchange differences recognised by the Group for the years ended 31 December 2003 and 2004.

      The Group enters into certain foreign currency forward contracts with PRC banks to hedge against foreign currency risk (note 40).

(g)   Fair value

      The carrying amounts and estimated fair value of the Group's significant financial assets and liabilities at 31 December 2004 are set out as follows:-

                                                       GROUP AND COMPANY
                                              2004                            2003
                                    CARRYING                        Carrying
                                     AMOUNT        FAIR VALUE         amount       Fair value
                                     RMB'000         RMB'000         RMB'000        RMB'000
Long-term bank loans               10,705,637       9,878,592      11,222,923      10,131,805
Obligations under finance leases    8,662,286       8,382,324       7,100,886       7,069,346
Long-term bank deposits             1,908,398       1,990,832       1,743,924       1,840,139
                                   ===========      =========      ==========      ==========

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

      The fair values of the long-term bank loans, obligation under finance leases and long-term bank deposits are estimated by applying a discounted cashflow approach using current market interest rates for similar indebtedness/investment.

      The fair value of cash and bank balances, trade receivables, other receivables, amounts due from and to related companies, trade payables, notes payables, other payables and short-term bank loans are not materially different from their carrying amounts because of the short maturities of these instruments.

      Fair value estimates are made at specific point in time and are based on relevant market information. This estimate is subjective in nature and involves uncertainties and matters of significant judgement and therefore cannot be determined with precision. Changes in valuation methods and assumptions could significantly affect the estimates.

40.   DERIVATIVE FINANCIAL INSTRUMENTS

                                                      GROUP AND COMPANY
                                                   ASSETS      LIABILITIES
                                                   RMB'000       RMB'000
AT 31 DECEMBER 2004
INTEREST RATE SWAPS (NOTE (a))                      11,571        19,447
FORWARD FOREIGN EXCHANGE CONTRACTS (NOTE (b))            -       100,196
                                                    ------       -------

                                                    11,571       119,643
                                                    ======       =======

At 31 December 2003
Interest rate swaps (note (a))                       2,814        40,390
Forward foreign exchange contracts (note (b))            -        54,047
                                                    ------       -------

                                                     2,814        94,437
                                                    ======       =======

(a)   Interest rate swaps

      The Group uses interest rate swaps to reduce risk of changes in market interest rates (note 39(c)). The interest rate swaps entered into by the Group generally for swapping variable rates, usually reference to LIBOR, with fixed rates. The Group's interest rate swaps fulfill the criteria for hedge accounting and are accounted for as cashflow hedge. As at 31 December 2004, the notional amount of the outstanding interest rate swap agreements was approximately US$437 million (2003: US$164 million) which will expire between 2006 and 2013. For the year ended 31 December 2004, a net gain of RMB29,700,000 (2003: loss of RMB315,000) arising from changes in the fair value

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

of the interest rate swaps subsequent to initial recognition is recognised directly in the hedging reserve (note 29).

(b) Forward foreign exchange contracts

      The Group uses currency forward contracts to reduce risks of changes in currency exchange rates in respect of ticket sales and expenses denominated in foreign currencies (note 39(f)). These contracts were generally entered for sales of Japanese Yen and purchases of U.S. dollars at fixed exchange rates. The Group's currency forward contracts qualify for hedge accounting and are accounted for as cashflow hedges of firm commitments. As at 31 December 2004, the notional amount of the outstanding currency forward contracts were approximately US$226 million (2003: US$237 million). These currency forward contracts will expire between 2006 and 2010. For the year ended 31 December 2004, a net loss of RMB46,149,000 (2003: RMB58,102,000) arising from changes in the fair value of these foreign currency forwards subsequent to initial recognition is recognised directly in the hedging reserve (note 29).

41. ULTIMATE HOLDING COMPANY

      The directors regard CEA Holding, a company established in the PRC, as being the immediate holding and the ultimate holding company.

42. POST BALANCE SHEET DATE EVENT

      On 2 March 2005, the Company entered into an agreement with United Technologies Far East Limited ("UTFEL"), to establish Hamilton Sundstrand (Shanghai) Aerospace Technology Limited ("HSSATL"), a jointly controlled entity which will be principally engaged in the provision of repair and maintenance services for auxiliary power units of aircraft in the PRC. The registered capital of HSSATL is US$8,900,000, which is to be contributed by the Company and UTFEL in proportion of 51% and 49% respectively.

APPENDIX I                                    FINANCIAL INFORMATION OF THE GROUP

SUBSEQUENT SIGNIFICANT EVENTS

      The Group has entered into various aircraft purchase agreements, details of which are set out in the Company's announcements dated 17th March, 2005, 23rd March, 2005 and 21st April, 2005, its circulars dated 7th April, 2005, 20th May, 2005 and this circular. These agreements are in respect of purchases of five ERJ145 aircraft, five Airbus A319 aircraft, fifteen Airbus A320 series aircraft and two Boeing 747-400 aircraft (i.e. the 747 Aircraft) which were entered into by the Group subsequent to 31st December, 2004, and twenty Airbus A330-300 aircraft and six Boeing 737-700 aircraft (i.e. the 737 Aircraft) which were entered into by the Group prior to 31st December, 2004. The aforesaid agreements except for those in respect of the fifteen Airbus A320 series aircraft and two Boeing 747-400 aircraft (i.e. the 747 Aircraft) have already been included in
Note 36(a) of the audited consolidated financial statements of the Group set out in this appendix.

      On 12th May, 2005, the Company, CEA Holding, [CHINESE CHARACTERS] (China Eastern Air Northwest Company) ("CEA Northwest") [CHINESE CHARACTERS] (China Eastern Air Yunnan Company) ("CEA Yunnan") entered into an acquisition agreement, pursuant to which the Company has conditionally agreed to acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan for an aggregate acquisition price of RMB985,692,800 (subject to adjustments). The Company has also agreed to assume aggregate liabilities of RMB8,556,199,600 under the acquisition. The acquisition constitutes a very substantial acquisition and a connected transaction of the Company under the Listing Rules, and has been approved by the independent shareholders of the Company at its 2004 annual general meeting held on 30th June, 2005. The conditions precedent under the acquisition agreement have accordingly been fulfilled. Further details of the transaction are set out in the Company's announcements dated 12th May, 2005 and 30th June, 2005 and its circular dated 19th May, 2005.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

INDEBTEDNESS

BORROWINGS

       As at the close of the business on 31st May, 2005, being the latest practicable date for the purpose of this indebtedness statement prior to the printing of this circular, the Group had the following borrowings:

                                                                       UNSECURED
                                                            ----------------------------------
                                           SECURED           GUARANTEED         NON-GUARANTEED          TOTAL
                                           RMB'000            RMB'000              RMB'000             RMB'000
Short-term bank loans                       413,825                 -             9,123,627           9,537,452
Notes payable                                     -                 -             1,821,929           1,821,929
Long-term bank loans                      6,879,124           398,247             2,740,100          10,017,471
Finance lease obligations                 8,395,140                 -                     -           8,395,140
Loans from an associate,
  Eastern Air Group
  Finance Co., Ltd.                               -                 -               315,765             315,765
                                         ----------           -------            ----------          ----------
                                         15,688,089           398,247            14,001,421          30,087,757
                                         ==========           =======            ==========          ==========

      Secured long-term bank loans and secured short-term bank loans were secured by certain aircraft with an aggregate carrying amount of RMB10,738,905,000. In addition, secured long-term bank loans of approximately RMB1,010,586,000 were guaranteed by Export-Import Bank of the United States, China Industrial and Commercial Bank and China Construction Bank.

      The unsecured guaranteed long-term bank loans were guaranteed by CEA Holding.

      Finance lease obligations were secured by the related aircraft under finance leases with an aggregate carrying amount of RMB10,414,634,000, long-term bank deposits amounting to RMB1,832,108,000 and the relevant insurance policies and bank guarantees.

MATERIAL CAPITAL COMMITMENTS

      Other than the capital commitments of the Group as at 31st December, 2004 disclosed in Note 36(a) of the audited consolidated financial statements of the Group set out in appendix I to this circular, the Group entered into aircraft purchase agreements with vendors subsequent to 31st December, 2004 and up to the Latest Practicable Date under which the Group has agreed to purchase fifteen Airbus A320 series aircraft as disclosed in its circular dated 20th May, 2005 and two Boeing 747-400 aircraft as mentioned in this circular.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

      In addition, China Aviation Supplies Import & Export Corporation, as the agency company in the PRC in respect of import and export of civil aircraft, entered into an agreement with a vendor regarding the proposed purchase of certain aircraft for future use by various PRC airline companies. The Company is one of such airline companies and, as currently contemplated, will take up fifteen aircraft under the agreement. Details regarding the Company's actual purchase of such fifteen aircraft are however yet to be considered and discussed, and the formal agreement has not been signed up to the Latest Practicable Date.

      Please also refer to the matters regarding the acquisition of the aviation business of CEA Northwest and CEA Yunnan set out and as contemplated under the paragraph headed "Subsequent significant events" in appendix I to this circular.

DISCLAIMER

      Save as aforesaid and apart from intra-group liabilities and normal trade payables in the ordinary course of business, the Group did not have any outstanding debt securities issued and outstanding or authorized or otherwise created but unissued, term loans, other borrowings or indebtedness in the nature of borrowing including bank overdrafts, liabilities under acceptances (other than normal trade bills), acceptance credits, hire purchase commitments, mortgages and charges, material contingent liabilities or guarantees outstanding at the close of business on 31st May, 2005.

SUFFICIENCY OF WORKING CAPITAL

      The Directors are of the opinion that, after taking into account the Group's present internal resources and available banking facilities, the Group has sufficient working capital for its present requirements for at least 12 months from the date of this circular, having considered the matters set out and as contemplated under the paragraph headed "Subsequent significant events" in appendix I to this circular.

TRADING AND FINANCIAL PROSPECTS

TRADING PROSPECTS

      As an aviation enterprise that carries public utility functions, the Group and its operations are closely related to the regional and global political and economic development. Therefore, adverse circumstances such as geopolitical risks and outbreak of unexpected events may cause material

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

impact on the Group or the industry as a whole.

      The Company is of the view that in 2004, despite the volatility of oil prices, economic conditions were generally favorable as recovery was considerably strong in most regions and countries. The United States, Euro zone and Japan showed signs of recovery, while developing economies in Asia also experienced considerable growth. The Chinese economy, in particular, has maintained steady growth, and is beginning to assume a more prominent status and importance in the global economy. With accelerating regional economic integration in the global context, bilateral and multi-lateral trade will, as the Directors believe, continue to provide impetus for economic growth. The positive economic development of China following its accession into the World Trade Organisation (WTO) has created business opportunities for many countries. Following the implementation of further measures as a result of WTO membership, China is expected to participate more extensively in the global economical and technological cooperation and competition. This will, as the Directors further believe, also continue to fuel the regional demand for air transport and maintain its steady growth.

      Chinese consumers nowadays have higher expectation. The vast territory of China houses tourism resources, which will drive the demand for air transport consumption products. As such, the industry has potential. The Group will take advantage of such demand and the traditional holidays and travel seasons by making timely adjustments to the allocation of its transportation capacity, in order to fully enhance its transportation volume and relevant income.

FINANCIAL OUTLOOK

      The Directors believe that China's air passenger and cargo traffic will continue to grow in 2005 and beyond, reflecting a positive outlook for China's economic and trade growth, rising domestic consumption and growth of business and leisure travel. At the same time, industry consolidation as evidenced by the restructuring undertaken by the three major airline groups in China, i.e. Air China, China Southern Airlines, and China Eastern Airlines (i.e. the Company's group), will be beneficial to the establishment of a healthy and orderly market competition situation. As a result of immense market demand, the Company expects that, Chinese carriers, including the Group, may experience positive revenue growth in 2005 subject to the impact of high aviation fuel price.

APPENDIX II                                       CERTAIN ADDITIONAL INFORMATION
                                                REQUIRED UNDER THE LISTING RULES

MATERIAL ADVERSE CHANGE

      Save as disclosed in this circular or otherwise previously announced, the Directors are not aware of any material adverse change in the financial or trading position of the Group since 31st December, 2004 (being the date to which the latest published audited accounts of the Group have been made up).

APPENDIX III                                                 GENERAL INFORMATION

RESPONSIBILITY STATEMENT

      This circular includes particulars given in compliance with the Listing Rules for the purpose of giving information with regard to the Group. The Directors collectively and individually accept full responsibility for the accuracy of the information contained in this circular and confirm, having made all reasonable enquiries, that to the best of their knowledge and belief, there are no other facts not contained in this circular, the omission of which would make any statement herein misleading.

DISCLOSURE OF INTERESTS

DIRECTORS, SUPERVISORS, CHIEF EXECUTIVES AND SENIOR MANAGEMENT

      The interests of the Directors, supervisors, chief executives and senior management in the issued share capital of the Company as at the Latest Practicable Date were set out as follows:

                                                          NUMBER AND TYPE OF SHARES HELD AND NATURE OF INTEREST
                                           -----------------------------------------------------------------------------------
                                                                                                                CAPACITY IN
                                                                                                                   WHICH
                                                                                                                THE A SHARES
NAME                   POSITION              PERSONAL           FAMILY         CORPORATE       TOTAL              WERE HELD
----                   --------              --------           ------         ---------       -----              ---------
Li Fenghua         Chairman,                            -           -               -               0                    -
                     Executive Director

Luo Chaogeng       President, Executive                 -           -               -               0                    -
                     Director

Cao Jianxiong      Non-executive Director  2,800 A shares           -               -      2,800 A shares      Beneficial owner
                                                 (Note 1)                                         (Note 1)

Wan Mingwu         Vice President,                      -           -               -               0                    -
                     Executive Director

Zhong Xiong        Non-executive Director  2,800 A shares           -               -      2,800 A shares      Beneficial owner
                                                  (Note 1)                                        (Note 1)

Luo Zhuping        Executive Director,     2,800 A shares           -               -      2,800 A shares      Beneficial owner
                     Company secretary            (Note 1)                                        (Note 1)

Hu Honggao         Independent non-                     -           -               -               0                    -
                     executive Director

Peter Lok          Independent non-                     -           -               -               0                    -
                     executive Director

                                     III-1

APPENDIX III                                                 GENERAL INFORMATION

Wu Baiwang          Independent                         -           -               -               0                    -
                   non-executive
                     Director

Zhou Ruijin         Independent                         -           -               -               0                    -
                   non-executive
                     Director

Xie Rong           Independent                          -           -               -               0                    -
                   non-executive
                     Director

Li Wenxin          Chairman of the                      -           -               -               0                    -
                     Committee
                   Supervisory

Ba Shengji         Supervisor              2,800 A shares           -               -      2,800 A shares      Beneficial owner
                                                  (Note 1)                                        (Note 1)

Yang Xingen        Supervisor                           -           -               -               0                    -

Yang Jie           Supervisor                           -           -               -               0                    -

Liu Jiashun        Supervisor                           -           -               -               0                    -

Wu Jiuhong         Vice President                       -           -               -               0                    -

Yang Xu            Vice President          1,000 A shares           -               -      1,000 A shares      Beneficial owner
                                                  (Note 2)                                        (Note 2)

Zhou Liguo         Vice President                       -           -               -               0                    -

Zhang Jianzhong    Vice President                       -           -               -               0                    -

Tong Guozhao       Vice President                       -           -               -               0                    -

Luo Weide          Chief Financial                      -           -               -               0                    -
                     Officer

Note 1: representing approximately 0.000933% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

Note 2: representing approximately 0.000333% of the Company's total issued listed A shares, totalling 300,000,000 A shares, as at the Latest Practicable Date

      Save as disclosed above, as at the Latest Practicable Date, none of the Directors, the Company's supervisors, chief executives or members of senior management of the Company had any interest or short position in the shares, underlying shares and/or debentures (as the case may be) of the Company and/or any of its associated corporations (within the meaning of Part XV of the SFO) which was required to be (i) notified to the Company and the Stock Exchange pursuant to Divisions 7 and 8 of Part XV of the SFO (including any interest and short position which he/she was taken or deemed to have under such provisions of the SFO) or (ii) entered in the register of

                                     III-2

APPENDIX III                                                 GENERAL INFORMATION

interests required to be kept by the Company pursuant to section 352 of the SFO or (iii) notified to the Company and the Stock Exchange pursuant to the Model Code for Securities Transactions by Directors of Listed Companies as set out in appendix 10 to the Listing Rules.

      Each of Li Fenghua, Luo Chaogeng, Cao Jianxiong, Zhong Xiong, Li Wenxin and Ba Shengji was as at the Latest Practicable Date a director or employee of China Easter Air Holding Company, which, as disclosed below, was a company having, as at the Latest Practicable Date, an interest in the Company's shares required to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

SUBSTANTIAL SHAREHOLDERS

Interests in the Company

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than a Director, supervisor, chief executive or member of the Company's senior management, had an interest and/or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was otherwise interested in 5% or more of any class of the then issued share capital of the
Company:

                                                                              INTEREST
                                                                    AS AT THE LATEST PRACTICABLE DATE
                                                           --------------------------------------------------
                                                             APPROXIMATE     APPROXIMATE       APPROXIMATE
                                                            PERCENTAGE OF   PERCENTAGE OF     PERCENTAGE OF
                                                           SHAREHOLDING IN  SHAREHOLDING IN   SHAREHOLDING IN
                                                            THE COMPANY'S   THE COMPANY'S     THE COMPANY'S
NAME OF                 NATURE OF             NUMBER  OF     TOTAL ISSUED    TOTAL ISSUED      TOTAL ISSUED        SHORT
SHAREHOLDER            SHARES HELD           SHARES HELD     SHARE CAPITAL     A SHARES          H SHARES         POSITION
-----------            -----------           -----------     -------------     --------          --------         --------
China Eastern Air    A shares               3,000,000,000        61.64%           90.91%             -                -
  Holding Company      (unlisted
                       State-ownedlegal
                       person shares)                                                                                 -

HKSCC Nominees       H shares               1,484,927,163        30.51%               -          94.77%
  Limited (Note)

Note: Based on the information available to the Directors and so far as they are aware, as at the Latest Practicable Date, among the 1,484,927,163 H shares held by HKSCC Nominees Limited, no person had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be and was disclosed to

                                     III-3

APPENDIX III                                                 GENERAL INFORMATION

      the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO.

Interests in other members of the Group

      So far as is known to the Directors, as at the Latest Practicable Date, each of the following persons, other than the Company or any of its directors, supervisors, chief executives and members of the senior management, was directly or indirectly interested in 10% or more of the nominal value of any class of share capital carrying rights to vote in all circumstances at general meetings of the relevant subsidiary of the Company:

                                                                                                     APPROXIMATE
                                                                                                    PERCENTAGE OF
     SUBSIDIARY                              NAME OF RELEVANT SUBSTANTIAL SHAREHOLDER                SHAREHOLDING
     ----------                              ----------------------------------------                ------------
[CHINESE CHARACTERS]                              [CHINESE CHARACTERS]                                     49%
(Shanghai Technology Aerospace                    (Singapore Technology Aerospace
   Company Limited)                                  Limited)

[CHINESE CHARACTERS]                              [CHINESE CHARACTERS]                                     45%
(Eastern Airlines (Shantou) Economic              (Shantou Aviation Equipment Group
   Development Co., Ltd.)                            Company)

[CHINESE CHARACTERS]                              Aircraft Engineering Investment Ltd.                     40%
(Shanghai Eastern Aircraft
   Maintenance Co., Ltd.)

[CHINESE CHARACTERS]                              [CHINESE CHARACTERS]                                     30%
(China Cargo Airlines Co., Ltd.)                  (China Ocean Shipping (Group)
                                                     Company)

[CHINESE CHARACTERS]                              [CHINESE CHARACTERS]                                     30%
(Shanghai Eastern Logistics Co., Ltd.)            (China Ocean Shipping (Group)
                                                     Company)

[CHINESE CHARACTERS]                              [CHINESE CHARACTERS]
(China Eastern Airlines Jiangsu Co., Ltd.)        (Jiangsu Provincial Guoxin Asset                      23.89%
                                                     Management Group Co., Ltd.)

      Save as disclosed above and so far as is known to the Directors, as at the Latest Practicable Date, no other person (other than the Directors, the Company's supervisors, chief executives or members of senior management of the Company) had an interest or short position in the Company's shares or underlying shares (as the case may be) which would fall to be disclosed to the Company and the Stock Exchange under the provisions of Divisions 2 and 3 of Part XV of the SFO, or was directly or indirectly interested in 10% or more of the nominal value of any class of share

                                     III-4

APPENDIX III                                                 GENERAL INFORMATION

capital carrying rights to vote in all circumstances at general meetings of any other member of the Group.

MISCELLANEOUS

COMPANY'S OFFICERS

      Mr. Luo Zhuping, who is a holder of a Master's degree in global economics, is a Director and the secretary of the Company.

      Mr. Luo Weide, the Company's Chief Financial Officer having a professional accounting qualification recognised in the People's Republic of China, is the qualified accountant of the Company appointed pursuant to Rule 3.24 of the Listing Rules. Since Mr. Luo does not possess the professional qualification normally required under Rule 3.24 of the Listing Rules, the Company has applied for, and the Stock Exchange has granted, a conditional waiver from strict compliance with that rule for a period of three years commencing on 28th January, 2005. Details of the waiver are disclosed in the Company's announcement dated 1st February, 2005.

SERVICE CONTRACTS

      As at the Latest Practicable Date, none of the Directors or proposed directors of the Company had any existing or proposed service contract with any member of the Group (excluding contracts expiring or terminable by the employer within a year without payment of any compensation (other than statutory compensation)).

COMPETING INTERESTS

      As at the Latest Practicable Date, none of the Directors or, so far as is known to them, any of their respective associates (as defined in the Listing Rules) was interested in any business (apart from the Group's business) which competes or is likely to compete either directly or indirectly with the Group's business (as would be required to be disclosed under Rule 8.10 of the Listing Rules if each of them were a controlling shareholder).

INTERESTS IN THE GROUP'S ASSETS OR CONTRACTS OR ARRANGEMENTS SIGNIFICANT TO THE GROUP

      As at the Latest Practicable Date, none of the Directors, supervisors, proposed directors or proposed supervisors of the Company had any interest in any assets which have been, since 31st December, 2004 (being the date to which the latest published audited accounts of the Company were made up), acquired or disposed of by or leased to any member of the Group, or are proposed

                                     III-5

APPENDIX III                                                GENERAL INFORMATION

to be acquired or disposed of by or leased to any member of the Group.

      As at the Latest Practicable Date, none of the Directors or supervisors of the Company was materially interested in any contract or arrangement, subsisting at the date of this circular, which is significant in relation to the business of the Group.

LITIGATION

      As at the Latest Practicable Date, the Directors were not aware of any litigation or claim of material importance pending or threatened against any member of the Group.

MATERIAL CONTRACTS

      As mentioned in the paragraph headed "Subsequent significant events" in appendix I to this circular, on 12th May, 2005, the Company, CEA Holding, [CHINESE CHARACTERS] (China Eastern Air Northwest Company) ("CEA Northwest") and [CHINESE CHARACTERS] (China Eastern Air Yunnan Company) ("CEA Yunnan") entered into an acquisition agreement, pursuant to which the Company has conditionally agreed to acquire from CEA Holding certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan for an aggregate acquisition price of RMB985,692,800 (subject to adjustments). The Company has also agreed to assume aggregate liabilities of RMB8,556,199,600 under the acquisition. The acquisition constitutes a very substantial acquisition and a connected transaction of the Company under the Listing Rules, and has been approved by the independent shareholders of the Company at its 2004 annual general meeting held on 30th June, 2005. The conditions precedent under the acquisition agreement have accordingly been fulfilled. Further details of the transaction are set out in the Company's announcement dated 12th May, 2005 and 30th June, 2005 and its circular dated 19th May, 2005.

      Save as already disclosed or otherwise previously announced, no material contract (not being contract entered into in the ordinary course of business) has been entered into by any member of the Group within the two years immediately preceding the issue of this circular.

DOCUMENTS FOR INSPECTION

      Copies of the following documents are available for inspection during normal business hours at the Company's principal place of business in Hong Kong at 5th Floor, McDonald's Building, 48 Yee Wo Street, Hong Kong for a period of 14 days (excluding Saturdays and public holidays) from the date of this circular:

                                     III-6

APPENDIX III                                                 GENERAL INFORMATION

(i)   the articles of association of the Company;

(ii)  the Company's 2002, 2003 and 2004 annual reports;

(iii) the acquisition agreement dated 12th May, 2005 as referred to in the paragraph headed "Miscellaneous - Material contracts" in this appendix; and

(iv) the Company's circulars dated 13th January, 2005 (regarding purchase of six Boeing 737-700 aircraft (i.e. the 737 Aircraft) by the Company), 7th April, 2005 (regarding purchase of five Airbus A319 aircraft by the Company and five ERJ145 aircraft by China Eastern Airlines Jiangsu Co., Ltd.), 19th May, 2005 (regarding acquisition by the Company of certain assets and liabilities relating to the aviation businesses of CEA Northwest and CEA Yunnan and certain continuing connected transactions) and 20th May, 2005, (regarding purchase of certain Airbus aircraft by the Company).

                                     III-7